UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
UNITY SOFTWARE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

PROXY STATEMENT

Unity®

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDERS OF UNITY SOFTWARE INC.:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Unity Software Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 2, 2022 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/U2022. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our stockholders, including our many international employees, around the world to attend the Annual Meeting, and provides cost savings for us and our stockholders. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the meeting. If you would like to view the list, please email us at ir@unity3d.com. In addition, the list of record stockholders will be available during the Annual Meeting for inspection by shareholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/U2022.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
Meeting Date June 2, 2022

Meeting Time 10:00 a.m. PT

Meeting URL www.virtualshareholdingmeeting.com/U2022

Unity Software Inc.

1.	To elect the three nominees for Class II directors named in the accompanying proxy statement to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified.
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.
5.	To conduct any other business properly brought before the meeting.

i à Unity Software à 2022 Proxy Statement

NOTICE OF ANNUAL MEETING
These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the Annual Meeting is April 8, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, June 2, 2022 at 10:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/U2022.

The proxy statement and annual report to stockholders are available at www.proxyvote.com

By Order of the Board of Directors,
Nora Go
Assistant Corporate Secretary
Unity Software Inc.
San Francisco, CA
April 20, 2022

All stockholders are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy.

ii à Unity Software à 2022 Proxy Statement

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL 1 ELECTION OF DIRECTORS	10

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	17
Director Independence	17
Board Leadership Structure	17
Role of the Board in Risk Oversight	18
Meetings of the Board of Directors	18
Information Regarding Committees of the Board of Directors	19
Audit Committee	20
Report of the Audit Committee of the Board of Directors(1)	21
Compensation Committee	21
Compensation Committee Processes and Procedures	22
Compensation Committee Interlocks and Insider Participation	22
Nominating and Corporate Governance Committee	23
Stockholder Communications with the Board of Directors	24
Code of Ethics	24
Corporate Governance Guidelines	25

PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
Principal Accountant Fees and Services	26
Pre-Approval Policies and Procedures	27

PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	28

PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION	29

EXECUTIVE OFFICERS	30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
Delinquent Section 16(a) Reports	35
Securities Authorized for Issuance Under Equity Compensation Plans	35

EXECUTIVE COMPENSATION	36
Compensation Discussion and Analysis	36
Overview	36
Executive Summary	37
Objectives, Philosophy and Elements of Executive Compensation	38
How We Determine Executive Compensation	39
Factors Used in Determining Executive Compensation	40
2021 Executive Compensation Program	41
Other Features of Our Executive Compensation Program	44
Tax and Accounting Implications	44
Clawbacks	44
Anti-Hedging and Anti-Pledging Policies	45
Compensation Committee Report	45
Summary Compensation Table	46
Grants of Plan-Based Awards in Fiscal 2021	48
Agreements with Our Named Executive Officers	50
Options Exercised and Stock Vested in 2021	55
Pension Benefits	55
Nonqualified Deferred Compensation	55
Potential Payments upon Termination or Change in Control	55
Pay Ratio Disclosure	56
Non-Employee Director Compensation	58

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	61

HOUSEHOLDING OF PROXY MATERIALS	63

OTHER MATTERS	64

QUESTIONS AND ANSWERS ABOUT
THESE PROXY MATERIALS AND VOTING
UNITY SOFTWARE INC.

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. PACIFIC TIME ON THURSDAY, JUNE 2, 2022

We are providing you with these proxy materials because the Board of Directors of Unity Software Inc. (the “Board”) is soliciting your proxy to vote at Unity’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Thursday, June 2, 2022 at 10:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/U2022 where you will be able to listen to the meeting live, submit questions and vote online.
You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2022 Annual Report, are being distributed and made available on or about April 20, 2022. As used in this Proxy Statement, references to “we,” “us,” “our,” “Unity” and the “Company” refer to Unity Software Inc. and its subsidiaries.

Q.	Why did I receive a notice regarding the availability of proxy materials on the internet?
A.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent most stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders who received a Notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.

We intend to mail the Notice on or about April 20, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

1 à Unity Software à 2022 Proxy Statement

QUESTIONS AND ANSWERS

Q.	How do I attend the Annual Meeting?
A.
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/U2022. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

Q.	Will a list of record stockholders as of the record date be available?
A.
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/U2022. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any shareholder of record for a legally valid purpose. If you would like to view the list, please email ir@unity3d.com.

Q.	Where can I get technical assistance?
A.	If you have difficulty accessing the meeting, please call the phone number listed at www.virtualshareholdermeeting.com/U2022.

Q.	For the Annual Meeting, how do I ask questions of management and the Board?
A.
We plan to have a Q&A session at the annual meeting. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/U2022. During the live Q&A session of the Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the Annual Meeting and as time permits.

Q.	If I miss the Annual Meeting, will there be a copy posted online?
A.	Yes, a replay of the Annual Meeting webcast will be available at our Investor Relations website at investors.unity.com and remain for at least one year.

2 à Unity Software à 2022 Proxy Statement

QUESTIONS AND ANSWERS

Q.	Who can vote at the Annual Meeting?
A.
Only stockholders of record at the close of business on April 8, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 295,969,541 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 8, 2022 your shares were registered directly in your name with our transfer agent, Computershare Trust Company N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 8, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions.

3 à Unity Software à 2022 Proxy Statement

QUESTIONS AND ANSWERS

Q.	How do I vote?
A.
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of selection of our independent registered public accounting firm and the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, you may vote “For” or “Against” or abstain from voting. For the advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers, you may vote for “One Year,” “Two Years,” “Three Years” or abstain from voting. The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If on April 8, 2022 your shares were registered directly in your name with Unity’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/U2022. You will be asked to provide the control number from your Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:

kTo vote using the proxy card that may have been delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
kTo vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 1, 2022 to be counted.
kTo vote through the internet in advance of the meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 1, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on April 8, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

We are holding the Annual Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

4 à Unity Software à 2022 Proxy Statement

QUESTIONS AND ANSWERS

Q.	What matters am I voting on?
A.
There are four matters scheduled for a vote:
kThe election of the three nominees for Class II directors named herein to serve until our 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal (“Proposal 1”);
kRatification of selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 (“Proposal 2”);
kAdvisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules (“Proposal 3”); and
kAdvisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers (“Proposal 4”).

Q.	What if another matter is properly brought before the meeting?
A.
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q.	How many votes do I have?
A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of April 8, 2022.

Q.	If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
A.
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, “For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, and for “One Year” with respect to the advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

5 à Unity Software à 2022 Proxy Statement

QUESTIONS AND ANSWERS

Q.	If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
A.
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Q.	Who is paying for this proxy solicitation?
A.
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	What does it mean if I receive more than one Notice?
A.
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

6 à Unity Software à 2022 Proxy Statement

QUESTIONS AND ANSWERS

Q.	Can I change my vote after submitting my proxy?
A.
Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
kYou may submit another properly completed proxy card with a later date.
kYou may grant a subsequent proxy by telephone or through the internet.
kYou may send a timely written notice that you are revoking your proxy to Unity Software Inc., Attn: Corporate Secretary at 30 3rd Street, San Francisco, CA 94103. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
kYou may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

Q.	When are stockholder proposals and director nominations due for next year’s annual meeting?
A.
With respect to proposals to be included in next year’s proxy materials, your proposal must be submitted in writing by December 21, 2022 to Unity Software Inc., Attn: Corporate Secretary, 30 3rd Street, San Francisco, CA 94103 and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

With respect to proposals (including director nominations) not to be included in next year’s proxy materials pursuant to Rule 14a-8 of the Exchange Act, our amended and restated bylaws provide that your proposal must be submitted in writing between February 2, 2023 and March 4, 2023 to Unity Software Inc., Attn: Corporate Secretary, 30 3rd Street, San Francisco, CA 94103 and comply with the requirements in our amended and restated bylaws, provided, however, that if our 2023 Annual Meeting of Stockholders is held before May 3, 2023 or after July 2, 2023, then the proposal must be received by us no earlier than 120 days prior to such annual meeting and no later than the later of (i) 90 days prior to the date of such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than April 3, 2023.

You are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals, including director nominations.

7 à Unity Software à 2022 Proxy Statement

QUESTIONS AND ANSWERS

Q.	How are votes counted?
A.
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. A withhold vote will have the same effect as an abstention and therefore will have no effect the outcome of Proposal 1. Abstentions will have the same effect as “Against” votes for Proposal 2 and Proposal 3. For Proposal 4, abstentions will be counted towards the vote total, and will have the same effect as votes against each of the proposed voting frequencies. Broker non-votes on Proposals 1, 3 and 4 will have no effect and will not be counted towards the vote total. Proposal 2 is considered a “routine” matter, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2.

Q.	What are “broker non-votes”?
A.
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1, 3, and 4 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals. Proposal 2 is a “routine” matter and therefore broker non-votes are not expected to exist in connection with this proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

8 à Unity Software à 2022 Proxy Statement

QUESTIONS AND ANSWERS

Q.	How many votes are needed to approve each proposal?
A.
Proposal 1: For the election of directors, the three Class II nominees receiving the most “For” votes will be elected. “Withhold” votes, abstentions and broker non-votes will have no effect. Only votes “For” will affect the outcome.
Proposal 2: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, the proposal must receive “For” votes from the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.
Proposal 3: Advisory approval of the compensation of our named executive officers will be considered to be approved if it receives “For” votes from the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
Proposal 4: For the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the votes of the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy and entitled to vote on the matter will be considered the frequency preferred by the stockholders. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote on each of the proposed voting frequencies. Broker non-votes will have no effect.

Q.	What is the quorum requirement?
A.
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of stock entitled to vote are present by remote communication at the meeting or represented by proxy. On the record date, there were 295,969,541 shares outstanding and entitled to vote. Thus, the holders of 147,984,771 shares must be present by remote communication at the meeting or represented by proxy at the meeting to have a quorum.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy may adjourn the meeting to another date.

Q.	How can I find out the results of the voting at the annual meeting?
A.
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

9 à Unity Software à 2022 Proxy Statement

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board is divided into three classes, designated as Class I, Class II and Class III, each of which has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board presently has ten members. There are three directors in the class whose term of office expires in 2022. Each of the nominees listed below is currently a director who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2025 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Our policy is to strongly encourage directors and nominees for director to attend the Annual Meeting. Each of our then-current directors attended the 2021 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the shares present online at meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

10 à Unity Software à 2022 Proxy Statement

PROPOSAL ONE
CLASS II NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING
The following is a brief biography of each nominee for election for a three-year term expiring at the 2025 annual meeting.

Egon Durban

Mr. Durban joined Silver Lake, a global technology investment firm, in 1999 as a founding principal and has served as the firm’s Co-Chief Executive Officer and Managing Partner since December 2019. He also serves on the board of directors of Endeavor Group Holdings, Inc., an entertainment, sports and media platform, Twitter, Inc., a social networking service, Dell Technologies Inc., an information technology company, Motorola Solutions, Inc., a multinational telecommunications company, Qualtrics International Inc., a customer experience management company, VMware, Inc., a software company, and several privately-held companies. Mr. Durban also served as a director at Pivotal Software, Inc., a software and services company, from 2016 until its acquisition in 2019, and at SecureWorks Corp., an information security services company, from 2015 to May 2020. Mr. Durban holds a B.S.B.A in Finance from Georgetown University.
Mr. Durban was selected to serve on our Board because of his significant knowledge of the technology industry and experience as a director of publicly and privately-held technology companies.

Age: 48 Board Member Since: 2017 Title: Co-Chief Executive Officer and Managing Partner of Silver Lake

Barry Schuler

In 2006, Mr. Schuler co-founded the DFJ Growth Fund, where he currently serves as Managing Director and Partner. From 1995 to 2002, Mr. Schuler held various roles at America Online Inc., a web portal and online service provider, including Chairman and Chief Executive Officer. Mr. Schuler serves on the board of a number of privately-held companies. Mr. Schuler holds a B.A. in psychology from Rutgers University.
Mr. Schuler was selected to serve on our Board due to his knowledge of the technology and entertainment industries, his experience as a chief executive officer and his experience serving on the boards of directors of fast-growing technology companies.

Age: 68 Board Member Since: 2016 Title: Managing Director and Partner of DFJ Growth Fund

11 à Unity Software à 2022 Proxy Statement

PROPOSAL ONE

Robynne Sisco

Since August 2012, Ms. Sisco has held various positions at Workday, Inc., a public human resources and financial management software company, including Co-President from February 2018, Chief Financial Officer from April 2016 to January 2022 and Senior Vice President and Chief Accounting Officer from August 2012 to April 2016. From June 2009 to August 2012, Ms. Sisco served as Chief Accounting Officer and Corporate Controller at VMware, Inc., a software company. Ms. Sisco also previously served as Senior Vice President and Chief Accounting Officer at VeriSign Inc., and held senior finance positions at Oracle Corporation, Visa Inc., GE Capital, and Ford Motor Company. Ms. Sisco holds a B.A. in economics and accounting from Claremont McKenna College and an M.B.A. in finance from Golden Gate University.
Ms. Sisco was selected to serve on our Board because of her experience working in the software and technology industries and her expertise in finance.

Age: 56 Board Member Since: 2017 Title: Co-President, Workday

The Board of Directors recommends a vote in favor of each named nominee.

12 à Unity Software à 2022 Proxy Statement

PROPOSAL ONE
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING
The following is a brief biography of each Class III director whose term will continue after the Annual Meeting, as of April 1, 2022.

Alyssa Henry

Since May 2014, Ms. Henry has held several roles at Block, Inc. (formerly Square), a public financial services and payment processing company, currently serving as Square Lead and Block Infrastructure and Information Security Lead. From 2006 to 2014, Ms. Henry served in various positions for Amazon.com Inc., an e-commerce company, including as Vice President of Amazon Web Services Storage Services. Ms. Henry serves as a member of the board of directors of Intel Corporation, a semiconductor and technology company and Confluent, Inc., a data infrastructure company. Ms. Henry holds a B.S. in mathematics and applied science with a specialization in computing from the University of California, Los Angeles.
Ms. Henry was selected to serve on our Board because of her experience working in the software and technology industries and her expertise in computer science, engineering and operations.

Age: 51 Board Member Since: 2018 Title: Square Lead and Block Infrastructure and Information Security Lead

Mary Schmidt Campbell, Ph.D.

Since August 2015, Dr. Campbell has served as President of Spelman College, a liberal arts college and historically Black college for women. From October 1991 to May 2014, she served in various roles at New York University, a private research university, including as Dean of the Tisch School of the Arts and as Associate Provost for the Arts, and upon her retirement in 2014, she was appointed Dean Emerita. From October 2009 to October 2016, Dr. Campbell served as Vice-Chair of the President’s Committee on the Arts and Humanities, a bi-partisan group of citizens appointed by the President of the United States to advise the Office of the White House on issues regarding arts and the humanities. Prior to her service at NYU, from 1987-1991, she was New York City’s Cultural Affairs Commissioner, under Mayor Edward I. Koch and Mayor David Dinkins. From 1977 to 1987, she served as the director of the Studio Museum in Harlem, developing the first accredited Black fine arts museum in the United States. Dr. Campbell holds a B.A. degree in English literature from Swarthmore College and an M.A. in art history and Ph.D. in humanities from Syracuse University.
Dr. Campbell was selected to serve on our Board because of her expertise in the arts, entertainment and education industries and her leadership experience.

Age: 74 Board Member Since: 2020 Title: President of Spelman College

13 à Unity Software à 2022 Proxy Statement

PROPOSAL ONE

Keisha Smith-Jeremie

Since August 2018, Ms. Smith-Jeremie has served as the Chief People Officer of Tory Burch, an American fashion label. From January 2013 until August 2018, she served as Chief Human Resources Officer of News Corporation, a mass media and publishing company. From July 2001 to December 2012, she served in various roles, including as Global Co-Head of Talent Management, at Morgan Stanley, a multinational investment bank and financial services company. Ms. Smith-Jeremie holds a B.A. in International Relations from the University of Virginia.
Ms. Smith-Jeremie was selected to serve on our Board because of her leadership experience and expertise in talent development strategy and operations.

Age: 45 Board Member Since: 2021 Title: Chief People Officer of Tory Burch

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING
The following is a brief biography of each Class I director whose term will continue after the Annual Meeting, as of April 1, 2022.

Roelof Botha

Since January 2003, Mr. Botha has served in various positions at Sequoia Capital, a venture capital firm, including as a Managing Member of Sequoia Capital Operations, LLC since 2007. From March 2000 to June 2003, Mr. Botha served in various positions at PayPal, Inc., a public online payments company, including as Chief Financial Officer. Mr. Botha currently serves on the boards of directors of 23andMe Holding Co., a personal genetics company, Bird Global, Inc., an electric vehicle ridesharing company, Eventbrite, Inc., a global platform for live experiences, Block, Inc., a provider of payment processing and financial and marketing services, MongoDB, Inc., a cross-platform database program, Natera, Inc., a genetic testing company, as well as a number of privately-held companies. Mr. Botha holds a B.S. in actuarial science, economics and statistics from the University of Cape Town and an M.B.A. from the Stanford University Graduate School of Business.
Mr. Botha was selected to serve on our Board due to his knowledge of the technology industry and experience serving on the boards of directors of public companies.

Age: 48 Board Member Since: 2009 Title: Managing Member of Sequoia Capital Operations, LLC

14 à Unity Software à 2022 Proxy Statement

PROPOSAL ONE

David Helgason

Mr. Helgason co-founded our company in 2004. He served as a member of our board from July 2007 to June 2014, and was reappointed as a director in May 2015. From August 2004 to October 2014, Mr. Helgason served as our President and Chief Executive Officer. Mr. Helgason is a founding General Partner of Transition Global, a venture capital firm focused on solving the world’s climate crisis, where he has served since October 2021. From July 2016 to March 2021, Mr. Helgason served as a Partner at Nordic Makers General Partners ApS, an early-stage venture capital firm. Mr. Helgason serves on the board of several privately-held companies. Mr. Helgason studied physics, Arabic, and psychology at the University of Copenhagen from 1997 to 2001.
Mr. Helgason was selected to serve on our Board because of his significant knowledge of our company and his experience in the gaming and entertainment industries.

Age: 44 Board Member Since: 2007 Title: Founding General Partner, Transition Global

John Riccitiello

Mr. Riccitiello has served as our President and Chief Executive Officer since October 2014, as Executive Chairman of our Board since June 2014, and as a member of our Board since November 2013. From April 2007 to February 2013, Mr. Riccitiello served as the Chief Executive Officer for Electronic Arts, Inc., a public video game developer and publisher, where he had previously served as President and Chief Operating Officer from October 1997 to April 2004. From May 2004 to March 2007, Mr. Riccitiello co-founded and served as a Managing Director of Elevation Partners, LLC, a private equity firm. Mr. Riccitiello holds a B.S. in business administration from the Haas School of Business at the University of California, Berkeley.
Mr. Riccitiello was selected to serve on our Board because of the perspective and experience he brings as our President and Chief Executive Officer, as well as his experience in the gaming and entertainment industries.

Age: 62 Board Member Since: 2013 Title: President, Chief Executive Officer and Executive Chairman of our Board

15 à Unity Software à 2022 Proxy Statement

PROPOSAL ONE

Michelle K. Lee

From September 2019 until December 2021, Ms. Lee was the Vice President of the Machine Learning Solutions Lab at Amazon Web Services, a subsidiary of Amazon.com, an e-commerce company. Prior to that, from January 2018 to September 2019, Ms. Lee served on the board of directors for Alarm.com, a provider cloud-based services for home automation and monitoring services. From September 2017 to June 2018, Ms. Lee held the appointment of the Herman Phleger Visiting Professor of Law at Stanford University. Before that, from November 2012 until June 2017, Ms. Lee served in various roles at the United States Patent and Trademark Office (“USPTO”), including most recently as the Under Secretary of Commerce for Intellectual Property and Director of the USPTO. Prior to her time in public service, from 2003 until 2012, Ms. Lee held various roles at Google, Inc, an internet company, including most recently Deputy General Counsel. Earlier in her career, Ms. Lee was a partner at Fenwick & West, LLP, a law firm. Ms. Lee holds a S.B. in electrical engineering and a S.M. in electrical engineering and computer science from the Massachusetts Institute of Technology, and a juris doctor from the Stanford University School of Law. Ms. Lee is also a member of the Massachusetts Institute of Technology (“MIT”) Corporation, MIT’s board of trustees.

Ms. Lee was selected to serve on our Board because of her deep experience in law, government and technology.

Age: 56 Board Member Since: 2022 Title: Former Under Secretary of Commerce for Intellectual Property and Director of the USPTO

16 à Unity Software à 2022 Proxy Statement

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE
As required under the NYSE listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NYSE listing standards: Mr. Botha, Dr. Campbell, Mr. Durban, Ms. Henry, Ms. Lee, Mr. Schuler, Ms. Sisco, and Ms. Smith-Jeremie. Mr. Visoso was previously determined to be independent during his time on the Board. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence. For example, the Board considered with respect to Ms. Sisco, the fact that we purchase products and services in the ordinary course of business from Workday, Inc., where Ms. Sisco serves as an executive officer.

BOARD LEADERSHIP STRUCTURE
Our Board is currently chaired by our President and Chief Executive Officer, Mr. Riccitiello. Our Board has also appointed Mr. Botha as lead independent director.
We believe that combining the positions of Chief Executive Officer and Executive Chairman helps to ensure that the Board and management act with a common purpose. Our view is that separating the positions of Chief Executive Officer and Executive Chairman has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chief Executive Officer and Executive Chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/Executive Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Executive Chairman with an extensive history with and knowledge of our

17 à Unity Software à 2022 Proxy Statement

CORPORATE GOVERNANCE
Company (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Executive Chairman.
Our Board appointed Mr. Botha as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Executive Chairman: the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chair, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chair and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Executive Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of our Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, we believe that it is advantageous for us to combine the positions of Chief Executive Officer and Executive Chairman.

ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets quarterly with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Nominating and Corporate Governance Committee also monitors our environmental and social impact initiatives. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS
Our Board met eight times during 2021. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last year for which they were a director or committee member.

18 à Unity Software à 2022 Proxy Statement

CORPORATE GOVERNANCE
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The table below provides membership and meeting information for the year ended December 31, 2021 for each of the standing Board committees. Ms. Lee joined our Board and our Audit Committee in March 2022, and therefore did not attend meetings in 2021.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Roelof Botha, Lead Independent Director	▪
Mary Schmidt Campbell, Ph.D.			▪
Egon Durban		▪
David Helgason
Alyssa Henry			▪
Barry Schuler*	▪	▪
Robynne Sisco	▪
Luis Visoso**	▪
Keisha Smith-Jeremie		▪
Total meetings in the year ended December 31, 2021	8	4	4

▪	Committee Member
▪	Committee Chairperson
*	Mr. Schuler served on our Audit Committee from September 2021 until March 2022, when Ms. Lee was appointed as a member of our Board and as a member of our Audit Committee.
**	Mr. Visoso resigned as a member of our Board and our Audit Committee in April 2021 in connection with his appointment as our Chief Financial Officer.
As required under applicable NYSE listing standards, in 2021, the Company’s non-management directors met 3 times in regularly scheduled executive sessions at which only non-management directors were present. Mr. Botha, our lead independent director, presided over the executive sessions.

Below is a description of each standing committee of the Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

19 à Unity Software à 2022 Proxy Statement

CORPORATE GOVERNANCE
AUDIT COMMITTEE

Our Audit Committee is currently composed of three directors: Mr. Botha, Ms. Lee and Ms. Sisco. The Chair of the Audit Committee is Ms. Sisco. Mr. Visoso served on our Audit Committee from September 2020 until his resignation from our Board in connection with his appointment as our Senior Vice President and Chief Financial Officer in April 2021. Mr. Schuler also served as a member of the Audit Committee from September 2021 until March 2022. Ms. Lee joined our Audit Committee in March 2022, upon her appointment to our Board. The Audit Committee met eight times during the year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at investors.unity.com.
The primary purpose of our Audit Committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the Audit Committee include:
kHelping the Board oversee the Company’s corporate accounting and financial reporting processes;
kManaging the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements and the effectiveness of its internal control over financial reporting, when required;
kDiscussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the Company’s interim and year end operating results;
kDeveloping procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
kReviewing related party transactions;
kApproving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm; and
kPreparing the Audit Committee report that the SEC requires in the Company’s annual proxy statement.

Members kMs. Sisco (Chair) kMr. Botha kMs. Lee
Mr. Botha

Number of Meetings 8

Our Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual and Rule 10A-3(b)(1) of the Exchange Act), and that each of Messrs. Schuler and Visoso was independent during his time on the committee.
Our Board has determined that Ms. Sisco and Mr. Botha are each an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board examined each Audit Committee member’s scope of experience and the nature of their employment.

20 à Unity Software à 2022 Proxy Statement

CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
Our Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management of the Company. Our Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Our Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Respectfully submitted by the members of the Audit Committee of the Board on February 15, 2022.
kRobynne Sisco (Chair)
kBarry Schuler
kRoelof Botha
1.The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Unity Software Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
COMPENSATION COMMITTEE

Our Compensation Committee is composed of three individuals: Mr. Durban, Mr. Schuler and Ms. Smith-Jeremie. The chair of the Compensation Committee is Mr. Schuler. Our board of directors has determined that each member of our Compensation Committee is independent under the listing standards of the NYSE, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee met four times during the year. Our Board has adopted a written Compensation Committee charter that is available to stockholders on our website at investors.unity.com.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans, and programs, and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
kReviewing and recommending to the Board the compensation of the Chief Executive Officer and other executive officers;
kReviewing and recommending to the Board the compensation of the directors;
kAdministering the Company’s equity incentive plans and other benefit programs; and
kReviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for the executive officers and other senior management; and reviewing and establishing general policies relating to compensation and benefits of employees, including the Company’s overall compensation philosophy.

Members kMr. Schuler (Chair) kMr. Durban kMs. Smith-Jeremie

Number of Meetings 4

21 à Unity Software à 2022 Proxy Statement

CORPORATE GOVERNANCE
COMPENSATION PROCESSES AND PROCEDURES
Typically, our Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our CEO, Chief People Officer, and our legal department. Our Compensation Committee meets regularly in executive session. However, from time to time, the Compensation Committee may invite to its meetings any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or performance. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the compensation and oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration factors prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past year, after taking into consideration those factors prescribed by the SEC and NYSE, our Compensation Committee engaged Compensia in early 2021, to advise on our 2021 executive compensation and pay levels. The Compensation Committee later engaged Semler Brossy as compensation consultants in May 2021 to assist in reviewing and updating our compensation peer group to inform decisions for 2022, advise on our executive compensation program and pay levels, conduct a review of our equity usage, and advise on other executive compensation-related developments and trends.
Our Compensation Committee typically makes most of the significant adjustments to annual compensation, and determines base salary, bonus and equity awards at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Our Compensation Committee recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives. For all executives and directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of our Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2021, our Compensation Committee consisted of Mr. Schuler, Ms. Smith-Jeremie and Mr. Durban. None of the members of the Compensation Committee are currently or has been at any time one of an officer or employee of the Company. None of the Company’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

22 à Unity Software à 2022 Proxy Statement

CORPORATE GOVERNANCE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee is composed of two directors: Ms. Henry and Dr. Campbell. The Chair of the Nominating and Corporate Governance Committee is Ms. Henry. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE. Our Nominating and Corporate Governance Committee met four times during the year ended December 31, 2021. Our Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at investors.unity.com.
Specific responsibilities of the Nominating and Corporate Governance Committee include:
kidentifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
kconsidering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
kdeveloping and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
koverseeing periodic evaluations of the Board’s performance, including committees of the Board.

Members kMs. Henry (Chair) kDr. Campbell

Number of Meetings 4

Our Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, the Nominating and Corporate Governance Committee considers the current size and composition, organization, and governance of the Board and the needs of the Board and the respective committees of the Board, as well as a candidate’s potential conflicts of interest or other commitments. Some of the qualifications that the Nominating and Corporate Governance Committee considers include, without limitation, business experience, diversity, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. Nominees must be of high character and integrity. Members of the Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. The Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the Company’s and its stockholders’ best interests.
Although we do not maintain a specific policy with respect to board diversity, the Board believes that the Board should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers applicable laws and regulations, such as recently enacted legislation in California which requires exchange-listed companies headquartered in California with boards with six or more members to have a minimum of three women directors by December 31, 2021. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the Board the director nominees for selection.
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders so long as such recommendations comply with the amended and restated certificate of incorporation, amended and restated bylaws, stockholder director recommendation policy and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will only evaluate recommendations from a stockholder if such stockholder (i) holds at least 1% of the fully diluted capitalization of the Company continuously

23 à Unity Software à 2022 Proxy Statement

CORPORATE GOVERNANCE
for at least 12 months prior to the date of the submission of the recommendation, (ii) is a stockholder of record at the time of such recommendation, (iii) is entitled to vote in the annual meeting of the stockholders and (iv) has otherwise complied with the notice procedures set for the in our amended and restated bylaws. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. This process is designed to ensure that our Board includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should deliver a written recommendation to the Corporate Secretary, Unity Software Inc., 30 3rd Street, San Francisco, CA 94103. To be timely for the 2023 Annual Meeting of Stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed above under “When are stockholder proposals and director nominations due for next year’s annual meeting?” Recommendations must include the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of the Company’s capital stock. The recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.
Interested parties wishing to communicate with non-management members of our Board may do so by writing and mailing the correspondence to Corporate Secretary, Unity Software Inc., 30 3rd Street, San Francisco, CA 94103. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our legal department, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none are specified, to the Chair of our Board. Communications are distributed to our Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication. The purpose of this screening is to allow our Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors. Every effort has been made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.
CODE OF ETHICS
We have adopted the Unity Software Inc. Global Code of Conduct and Ethics that applies to all officers, directors and employees. The Global Code of Conduct and Ethics is available on our website at investors.unity.com. If we make any substantive amendments to the Global Code of Conduct and Ethics or grant any waiver from a provision of it to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

24 à Unity Software à 2022 Proxy Statement

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE GUIDELINES
Our Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at investors.unity.com.
BOARD DIVERSITY MATRIX

Part I: Gender Identity	Directors (out of 10)
Male	5
Female	5
Non-Binary	0
Part II: Underrepresented Community*	Yes	No
Underrepresented Community	3	7
*A director from an underrepresented community is an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender.

25 à Unity Software à 2022 Proxy Statement

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee of the Board has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young has audited our financial statements since the year ended December 31, 2018. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, our Audit Committee of the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests for us and our stockholders.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the years ended December 31, 2020 and December 31, 2021, by Ernst & Young LLP, the Company’s principal accountant.

	Year Ended (in thousands)
	2021 ($)	2020 ($)
Audit Fees(1)	4,040	4,211
Audit-related Fees	—	—
Tax Fees(2)	36	98
All Other Fees(3)	—	150
Total Fees	4,076	4,459
1.“Audit Fees” consist of fees in connection with the audit of our annual consolidated financial statements and audit of internal control over financial reporting, reviews of our quarterly consolidated financial statements, and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those years. Included in the 2020 Audit Fees are fees incurred in connection with the Company’s initial public offering.

26 à Unity Software à 2022 Proxy Statement

PROPOSAL TWO
2.“Tax Fees” consist of fees in connection with tax studies and tax advisory services.
3.“All Other Fees” consist of fees in connection with permitted advisory services related to key performance indicators.
All fees described above were pre-approved by the Audit Committee.
PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Our Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

The Board of Directors recommends a vote in favor of Proposal 2.

27 à Unity Software à 2022 Proxy Statement

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead Unity successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote on the matter.

The Board of Directors recommends a vote in favor of Proposal 3.

28 à Unity Software à 2022 Proxy Statement

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in the proxy statement. In accordance with the Dodd-Frank Act, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.
After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders every year.
The Board believes that an annual advisory vote on the compensation of our named executive officers is the most appropriate policy for us at this time. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow stockholders to provide direct and timely input on our compensation philosophy, policies and practices. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year's advisory vote on executive compensation by the time of the following year's annual meeting of stockholders.
Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. The alternative among one year, two years or three years that receives the affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote on the matter will be deemed to be the frequency preferred by the stockholders.
The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on the Board, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

The Board of Directors recommends a vote in favor of “One Year” as the frequency of the advisory vote on the compensation of our named executive officers.

29 à Unity Software à 2022 Proxy Statement

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our current executive officers as of April 1, 2022.

Name	Age	Position
John Riccitiello	62	President, Chief Executive Officer and Director
Luis Visoso	53	Senior Vice President and Chief Financial Officer
Carol Carpenter	54	Senior Vice President and Chief Marketing Officer
Clive Downie	49	Senior Vice President and General Manager, Consumer
Ingrid Lestiyo	42	Senior Vice President and General Manager, Unity Operate Solutions
Marc Whitten	51	Senior Vice President and General Manager, Unity Create Solutions

John Riccitiello	à	Biographical information for Mr. Riccitiello is included above with the director biographies under the caption “Class I Directors Continuing in Office Until the 2024 Annual Meeting.”

Age: 62 Title: President, Chief Executive Officer and Executive Chairman of our Board

Luis Visoso	à	Mr. Visoso has served as our Senior Vice President and Chief Financial Officer since April 2021. He previously served as a member of our board of directors from September 2020 to April 2021. From July 2020 through March 2021, Mr. Visoso served as Chief Financial Officer of Palo Alto Networks, Inc., a public cybersecurity company. From December 2018 to July 2020, Mr. Visoso served in various roles at Amazon.com, Inc., a public e-commerce marketplace company, including as Chief Financial Officer of Amazon Web Services. From February 2016 to December 2018, Mr. Visoso served as Senior Vice President of Business, Technology and Operations Finance at Cisco Systems, Inc., a public networking company. From January 1993 to February 2016, Mr. Visoso held various roles at The Procter & Gamble Company, a public consumer goods company, including Vice President of Global Business Units-Finance and Accounting. Mr. Visoso also serves on the board of Splunk Inc., a public software company. Mr. Visoso holds a B.A. degree in international business and industrial engineering from Monterrey Institute of Technology and Higher Education.

Age: 53 Title: Senior Vice President and Chief Financial Officer

30 à Unity Software à 2022 Proxy Statement

EXECUTIVE OFFICERS

Carol Carpenter	à
Ms. Carpenter has been our Senior Vice President and Chief Marketing Officer since February 2022. From June 2020 until February 2022, Ms. Carpenter served as the Senior Vice President and Chief Marketing Officer of VMWare, Inc., a public cloud computing and virtualization technology company. From January 2017 to June 2020, she served as the Global Vice President of Marketing at Google Cloud, a suite of cloud computing services. From May 2014 until January 2021, Ms. Carpenter served on the board of directors for DHI Group, Inc. a public employment agency company, and she has served on the board of Couchbase, Inc., a public software company, since September 2021. Ms. Carpenter holds a B.A. in economics from Stanford University and an M.B.A. from Harvard Business School.

Age: 54 Title: Senior Vice President and Chief Marketing Officer

Clive Downie	à
Mr. Downie has served as our Senior Vice President and General Manager, Consumer since February 2021 after serving as our Senior Vice President and Chief Marketing Officer since May 2015. From October 2013 to May 2015, Mr. Downie served as the Chief Operating Officer of Zynga Inc., a social game developer. From October 2012 to October 2013, Mr. Downie served as the Chief Executive Officer of DeNA West, a mobile games developer.

Age: 49 Title: Senior Vice President and General Manager, Consumer

Ingrid Lestiyo	à
Ms. Lestiyo has served as our Senior Vice President and General Manager, Unity Operate Solutions since August 2020 after serving as our Senior Vice President and General Manager, Monetization from July 2018 to August 2020, and as our Vice President of Monetization from July 2016 to July 2018. From May 2012 to May 2016, Ms. Lestiyo served as Senior Vice President at Rubicon Project, Inc., an online-advertising technology company. In November 2009, Ms. Lestiyo co-founded Mobsmith, Inc., a mobile advertising platform, and served as its Chief Executive Officer until it was acquired by Rubicon Project, Inc. in May 2012. Ms. Lestiyo holds a B.A. in engineering and an M.Eng. from the University of Cambridge, and an M.B.A. from Harvard Business School.

Age: 42 Title: Senior Vice President and General Manager, Unity Operate Solutions

31 à Unity Software à 2022 Proxy Statement

EXECUTIVE OFFICERS

Marc Whitten	à
Mr. Whitten has served as our Senior Vice President and General Manager, Unity Create since February 2021. From June 2016 to February 2021, Mr. Whitten served as the Vice President, Entertainment Devices and Services at Amazon.com, Inc., a public e-commerce company. From April 2014 to April 2016, Mr. Whitten served as the Chief Product Officer of Sonos, Inc., a public electronics company, and from January 1997 to March 2014 he served in various positions, culminating as the Corporate Vice President and Chief Product Officer, Xbox for Microsoft Corporation, a public technology company. Mr. Whitten holds a B.A. in computer science from the University of North Texas.

Age: 51 Title: Senior Vice President and General Manager, Unity Create Solutions
Each executive officer serves at the discretion of our Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

32 à Unity Software à 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2022 by: (i) each of our directors; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of April 1, 2022 or issuable pursuant to restricted stock units (“RSUs”) that vest within 60 days of April 1, 2022.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
5% Stockholders
Entities affiliated with Sequoia Capital(1)	39,162,337	13.2
Entities affiliated with Silver Lake(2)	34,984,419	11.8
Entities affiliated with Morgan Stanley(3)	20,095,927	6.8
Joachim Ante(4)	18,487,000	6.3
The Vanguard Group(5)	14,747,609	5.0
Directors and Named Executive Officers
John Riccitiello(6)	8,364,921	2.8
Luis Visoso(7)	75,000	*
Kimberly Jabal(8)	39,250	*
Clive Downie(9)	771,626	*
Ralph Hauwert(10)	301,874	*
Ingrid Lestiyo(11)	492,876	*
Marc Whitten(12)	77,649	*
Roelof Botha(13)	1,442,349	*
Mary Schmidt Campbell, Ph.D.(14)	6,942	*
Egon Durban(15)	129,510	*
David Helgason(16)	9,151,613	3.1
Alyssa Henry(17)	123,599	*
Michelle Lee	—	*
Barry Schuler(18)	297,649	*
Robynne Sisco(19)	37,916	*
Keisha Smith-Jeremie(20)	934	*
All directors and current executive officers as a group (17 persons)(21)	21,035,979	6.9

33 à Unity Software à 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
*Represents beneficial ownership of less than 1%.
1.Consists of: (i) 3,369,879 shares of Common stock held of record by Sequoia Capital U.S. Growth Fund VI, L.P. (“GFVI”); (ii) 241,084 shares of Common stock held of record by Sequoia Capital U.S. Growth Principals VI Fund, L.P. (“GFVI PF”); (iii) 7,867,338 shares of Common stock held of record by Sequoia Capital Global Growth Fund, L.P. (“GGF”); (iv) 285,321 shares of Common stock held of record by Sequoia Capital Global Growth Principals Fund, L.P. (“GGF PF”); (v) 9,002,363 shares of Common stock held of record by Sequoia Capital Global Growth Fund III - Endurance Partners, L.P. (“GGF III”); (vi) 12,038,549 shares of Common stock held of record by Sequoia Capital XII, LP (“XII”); (vii) 640,928 shares of Common stock held of record by Sequoia Technology Partners XII, LP (“STP XII”); (viii) 1,830,656 shares of Common stock held of record by Sequoia Capital XII Principals Fund, LLC (“XII PF”); (xi) 3,187,131 shares held of record by Sequoia Capital Fund, L.P. (“SCF”); and (x) 699,088 shares held of record by Sequoia Capital Fund Parallel, LLC (“SCFP”) . SC XII Management, LLC is the general partner of each of XII and STP XII, and the managing member of XII PF. As a result, and by virtue of the relationships described in this footnote, SC XII Management, LLC may be deemed to share beneficial ownership of the shares held by XII, XII PF, and STP XII (collectively, the “XII Funds”). SC US (TTGP), Ltd. is (i) the general partner of SC U.S. Growth VI Management, L.P., which is the general partner of GFVI and GFVI PF (collectively, the “GFVI Funds”); (ii) the general partner of SCGGF Management, L.P., which is the general partner of each of GGF and GGF PF (collectively, the “GGF Funds”); and (iii) the general partner of SCGGF III – Endurance Partners Management, L.P., which is the general partner of GGF III. As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by the GFVI Funds, the GGF Funds, and GGF III. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the GGF Funds are Douglas M. Leone and James J. Goetz, and the directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to GGF III are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, each such person may be deemed to share voting and dispositive power with respect to the shares held by the GGF Funds and GGF III, as applicable. Mr. Botha expressly disclaims beneficial ownership of the shares held by the Sequoia Capital entities. The address for each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
2.This information is as of December 31, 2021 and is based on a Schedule 13G/A filed with the SEC on February 11, 2022 by Silver Lake Partners IV, L.P. (“SLP IV”), Silver Lake Technology Investors IV (Delaware II), L.P. (“SLTI IV”), SLP Union Aggregator, L.P. (“SLP Union”), SLP Union GP, L.L.C. (“SLP Union GP”), Silver Lake Technology Associates IV, L.P. (“SLTA IV”), SLTA IV (GP), L.L.C. (“SLTA IV GP”) and Silver Lake Group, L.L.C. (“SLG”). SLP IV has shared voting and dispositive power over 19,943,044 of the shares, SLTI IV has shared voting and dispositive power over 369,692 of the shares, SLP Union has shared voting and dispositive power over 14,422,668 of the shares, SLP Union GP has shared voting and dispositive power over 14,422,668 of the shares, SLTA IV has shared voting and dispositive power over 34,735,404 of the shares, SLTA IV GP has shared voting and dispositive power over 34,735,404 of the shares, and SLG has shared voting and dispositive power over 34,984,419 of the shares. The general partner of SLP Union is SLP Union GP. SLTA IV is the general partner of each of SLP IV and SLTI IV and is the managing member of SLP Union GP. The general partner of SLTA IV is SLTA IV GP. The managing member of SLTA IV GP is SLG. The address of each of these entities is 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
3.This information is as of December 31, 2021 and is based on a Schedule 13G filed with the SEC on February 11, 2022 by Morgan Stanley and Morgan Stanley Investment Management Inc. Morgan Stanley has shared voting power over 19,888,090 of the shares and shared dispositive power over 20,095,927 of the shares. Morgan Stanley Investment Management Inc. has shared voting power over 17,510,637 of the shares and shared dispositive power over 19,888,090 of the shares. The securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley. The address for Morgan Stanley is 1585 Broadway New York, NY 10036 and the address for Morgan Stanley Investment Management Inc. is 522 5th Avenue 6th Floor New York, NY 10036.
4.This information is as of October 15, 2021 and is based on a Schedule 13D/A filed with the SEC on October 20, 2021 by OTEE 2020 ApS, Joachim Christoph Ante, and David Helgason. Mr. Ante has sole voting and dispositive power over the shares.
5.This information is as of December 31, 2021 and is based on a Schedule 13G filed with the SEC on February 10, 2022. The Vanguard Group, as an investment advisor, has shared voting power over 110,438 of the shares, sole dispositive power over 14,472,425 of the shares, and shared dispositive power over 275,184 of the shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
6.Consists of (i) 2,583,714 shares held by Mr. Riccitiello, (ii) 87,500 shares issuable pursuant to RSUs that will vest and settle within 60 days of April 1, 2022, (iii) 4,570,001 shares subject to options that are exercisable within 60 days of April 1, 2022 and (iv) 1,123,706 shares subject to options that are exercisable within 60 days of April 1, 2022 held by Mr. Riccitiello’s spouse.
7.Represents shares issuable pursuant to RSUs that will vest and settle within 60 days of April 1, 2022.
8.Consists of (i) 39,250 shares held by Ms. Jabal, the Company’s former Chief Financial Officer (based solely on Ms. Jabal’s final Form 4, filed with the SEC on March 17, 2021).
9.Consists of (i) 125,000 shares held by Mr. Downie and (ii) 646,626 shares subject to options that are exercisable within 60 days of April 1, 2022.
10.Consists of (i) 32,813 shares held by Mr. Hauwert and (ii) 269,061 shares subject to options that are exercisable within 60 days of April 1, 2022.
11.Consists of (i) 17,438 shares held by Ms. Lestiyo, (ii) 108,400 shares held by the Flynn-Lestiyo Living Trust, of which Ms. Lestiyo is a trustee, and (iii) 367,038 shares subject to options that are exercisable within 60 days of April 1, 2022.
12.Consists of (i) 30,775 shares held by Mr. Whitten, (ii) 31,249 shares subject to options that are exercisable within 60 days of April 1, 2022 and (iii) 15,625 shares issuable pursuant to RSUs that will vest and settle within 60 days of April 1, 2022.
13.Consists of (i) 17,270 shares held by Mr. Botha and (ii) 1,425,079 shares held by an estate planning vehicle for the benefit of Mr. Botha.
14.Consists of (i) 5,785 shares held by Ms. Schmidt Campbell and (ii) 1,157 shares issuable pursuant to RSUs that will vest and settle within 60 days of April 1, 2022.
15.Consists of (i) 127,973 shares held by Mr. Durban, (ii) 4,040 shares held by a trust for the benefit of certain of Mr. Durban’s family members.
16.Represents shares held by Foobar Technologies ApS over which Mr. Helgason exercises sole voting and dispositive power.

34 à Unity Software à 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
17.Consists of (i) 14,016 shares held by Ms. Henry and (ii) 109,583 shares subject to options that are exercisable within 60 days of April 1, 2022.
18.Consists of (i) 29,445 shares held by the Barry M Schuler TR UA 4/20/18 Barry M Schuler Revocable Trust of which Mr. Schuler is trustee, and over which Mr. Schuler has sole voting and dispositive power and (ii) 268,204 shares held by The Meteor Group, LLC, of which Mr. Schuler serves as a director and over which Mr. Schuler has sole voting and dispositive power.
19.Represents shares subject to options that are exercisable within 60 days of April 1, 2022.
20.Consists of (i) 622 shares held by Ms. Smith-Jeremie and (ii) 312 shares issuable pursuant to RSUs that will vest and settle within 60 days of April 1, 2022.
21.Consists of (i) 13,971,477 shares beneficially owned by our current executive officers and directors, (ii) 6,886,119 shares subject to options exercisable within 60 days of April 1, 2022 and (iii) 179,594 shares issuable pursuant to RSUs that will vest and settle within 60 days of April 1, 2022.

DELINQUENT SECTION 16(A) REPORTS
Under Section 16(a) of the Exchange Act, each of our directors, officers and beneficial owners of 10% or more of our common stock (“Reporting Persons”), are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of such forms received and the written representations of the reporting persons, we have determined that no reporting persons known to us were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act, except that Mr. Botha did not timely report on Form 4 an acquisition of our common stock as part of a pro rata distribution-in-kind to the limited partners of an investment fund in which Mr. Botha's estate planning vehicle is a limited partner.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2021.
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) ($)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)(c)

Equity compensation plans approved by security holders(2)	42,849,734	13.28	42,182,910
Equity compensation plans not approved by security holders	—	—	—
Total(3)(4)	42,849,734	13.28	42,182,910
1.The weighted-average exercise price excludes RSU awards, which have no exercise price.
2.Includes the following plans: our 2009 Stock Plan, 2019 Stock Plan, 2020 Equity Incentive Plan (the “2020 Plan”), and 2020 Employee Stock Purchase Plan (the “2020 ESPP”).
3.Excludes 14,629,617 shares and 2,925,923 shares that were added to our 2020 Plan and 2020 ESPP, respectively, as a result of automatic annual increases on January 1, 2022.
4.The shares of common stock underlying any awards that are forfeited, cancelled, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under our 2020 Plan, 2009 Stock Plan and 2019 Stock Plan will be added back to the shares of common stock available for issuance under our 2020 Plan. We no longer make grants under our 2009 Stock Plan or our 2019 Stock Plan.

35 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
Unity’s approach to executive compensation is grounded in the desire to attract, retain, and motivate a skilled and innovative executive team in a competitive talent market. We continue to grow and innovate in a specialized market, Real Time 3D (“RT3D”) where engaging top talent is critical to our success. Our executive compensation program design reflects a competitive environment with growth companies, also in the RT3D and gaming space, as well as larger and more established technology companies. To achieve these goals, we strive to maintain an executive compensation program that is externally competitive, and designed to accommodate the unique needs and responsibilities of each executive’s specific contribution to their business or function, and to Unity as a whole.
We became a public company in September 2020. As of January 2022, we ceased to be an emerging growth company as defined under the Jumpstart Our Business Startups Act and, therefore, this Proxy Statement provides expanded disclosure, including this Compensation Discussion and Analysis, additional compensation tables for "Grants of Plan-Based Awards," "Option Exercises and Stock Vested," and "Potential Payments upon Termination or Change in Control," advisory approval of the compensation of the our named executive officers, as disclosed in this proxy statement, and an advisory vote on the preferred frequency of advisory votes on the compensation of our named executive officers, which is included as Proposal 4 in this Proxy Statement.
This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the year ending December 31, 2021 for the individuals who served as our principal executive officer, principal financial officer, three other most highly compensated executive officers as of December 31, 2021, and an additional person who served as an executive officer during 2021 but was not serving as an executive officer at the end of 2021, referred to as our “named executive officers” for 2021:

Name	Position(s)
John Riccitiello	President and Chief Executive Officer
Luis Visoso	Senior Vice President and Chief Financial Officer
Kimberly Jabal	Former Senior Vice President and Chief Financial Officer
Clive Downie	Senior Vice President and General Manager, Consumer
Ralph Hauwert*	Senior Vice President, Research and Development
Ingrid Lestiyo	Senior Vice President and General Manager, Unity Operate Solutions
Marc Whitten	Senior Vice President and General Manager, Unity Create Solutions
*While he remains employed by Unity, Mr. Hauwert ceased to be deemed to be an executive officer under Rule 3b-7 of the Exchange Act during 2021.

36 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
EXECUTIVE SUMMARY
The important features of our executive compensation program include the following:

What We Do
Our executive bonuses are dependent on meeting corporate objectives.
kOur annual performance-based bonus opportunities for all of our named executive officers are dependent upon achievement of annual corporate objectives established each year, namely net revenue growth and non-GAAP operating income, the individual officer’s contributions towards such corporate objectives, and environmental, social and governance-related purpose goals.

We emphasize long-term equity incentives.
kEquity awards are an integral part of our executive compensation program, and comprise the primary “at-risk” portion of our named executive officer compensation package.
kWe grant equity awards in the form of restricted stock units (“RSUs”) and stock options. These awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value. RSUs are also designed to ensure the durability of the business by encouraging our executive officers to remain in our long-term employ.

We consider market data based on our peer group when determining compensation.
Our Compensation Committee has retained an independent third-party consultant for guidance in making compensation decisions.

Our executives are subject to stock ownership guidelines.
Beginning after a phase-in period which runs five years from our initial public offering, or five years from the date of appointment in the case of executives who became executives after our initial public offering, non-CEO executives must hold a number of shares equal to the lesser of 1x their base salary or 8,533 shares. The CEO must hold a number of shares equal to the lesser of 5x his base salary or 46,154 shares.

What We Don’t Do	We generally do not provide executive fringe benefits or perquisites to our executives, such as car allowances.

We do not permit the hedging or pledging of Unity stock.
kOur insider trading policy, applicable to all of our directors, employees, contractors and those who share their households prohibits the hedging and pledging of our stock.

We do not provide guaranteed minimum bonuses.

37 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
OBJECTIVES, PHILOSOPHY AND ELEMENTS OF EXECUTIVE COMPENSATION
Our compensation program aims to achieve the following main objectives:
kattract and retain and reward highly qualified executives;
kprovide incentives that motivate and reward for achievement of our key performance goals that increase stockholder value over the long-term;
kalign our executives’ interests with those of our stockholders; and
klink pay to company performance.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also offer to all of our executive officers the benefits available to all our employees, including retirement benefits under the Company’s 401(k) plan and participation in employee benefit plans, like wellness and commuter benefits. The following chart summarizes the three main elements of compensation, their objectives and key features:

Element of Compensation	Objectives	Key Features

Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually and determined based on a number of factors including individual performance, market data, scope and complexity of the role, and internal equity.

Performance Bonus (at-risk cash)	Rewards for attaining key annual corporate performance goals and individual contributions that relate to our key business objectives.
Target bonus amounts are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus payouts in our market. Bonus opportunities are dependent upon achievement of specific corporate performance objectives, namely net revenue growth and non-GAAP operating income, consistent with our long-term strategic plan and individual performance objectives. Plans and objectives relate to the officer’s role and expected contribution toward reaching our corporate goals (as determined by the Compensation Committee and communicated at the beginning of the year). Actual bonus amounts earned are determined after the end of the year.

Long-Term Incentive (at-risk equity)
Rewards for long-term Company performance; aligns executives’ interests with stockholder interests and changes in stockholder value.
Attracts highly qualified executives and encourages their continued employment over the long-term.

Equity opportunities are generally reviewed annually and may be granted during the first half of the year or as appropriate during the year. Equity is typically granted for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.
Individual awards are determined based on a number of factors, including current corporate and individual performance, market data, the value of unvested equity awards, and internal compensation considerations.

38 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
We focus on providing a competitive compensation package to our executive officers which provides significant short and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among (i) salary, performance bonus awards and equity grants, (ii) short-term and long-term compensation or (iii) among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, historically we have structured a significant portion of the named executive officers’ total target compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, in order to align the executive officers’ incentives with the interests of our stockholders and our corporate goals.
HOW WE DETERMINE EXECUTIVE COMPENSATION
Role of our Compensation Committee, Management and the Board
The Compensation Committee is appointed by the Board and has responsibilities related to the compensation of the Company’s directors, officers, and employees and the development and administration of the Company’s compensation plans. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding Committees of the Board of Directors—Compensation Committee”. Our Compensation Committee consists solely of independent members of the Board.
The Compensation Committee reviews all compensation paid to our executive officers, including our named executive officers. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations. While the Chief Executive Officer discusses his recommendations for the other executive officers (excluding himself) with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. The Compensation Committee discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers. Instead, the Compensation Committee has historically followed the practice of reviewing and approving executive officer compensation in the spring of each fiscal year.
Role of our Compensation Consultant
In carrying out its responsibilities, our Compensation Committee retains and seeks the advice of compensation consultants that are independent of management. In early 2021, the Compensation Committee engaged Compensia to advise on our 2021 executive compensation program and pay levels. The Compensation Committee later engaged Semler Brossy in May 2021 to assist in reviewing and updating our compensation peer group to inform decisions for 2022, advise on our executive compensation program and pay levels, conduct a review of our equity usage, and advise on other executive compensation-related developments and trends.

39 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
Neither Compensia nor Semler Brossy provide services to the Company, other than executive compensation advice to the Compensation Committee. The Compensation Committee has reviewed the independence of Compensia and Semler Brossy and determined that neither engagement raises any conflicts of interest.
Role of our Compensation Peer Group
The Compensation Committee engaged Compensia to assist in the review of the compensation peer group for purposes of evaluating executive officer compensation in 2021.
The peer group companies were selected using the following criteria:
kPublicly traded companies with a focus on applications software, systems software, and internet services and infrastructure.
kCompanies within a reasonable range of our size defined as one-half to two times our revenue and one-fourth to four times our market capitalization.
kHigh-growth companies defined as having revenue growth greater than 25%.
kCompanies with high valuation multiples defined as market capitalization to revenue multiples greater than 15x.
kCompanies that share similar talent, operational, and/or business characteristics.

The following companies represent the peer group we used in assessing compensation competitiveness for 2021:

Alteryx	Elastic N.V.	Snowflake
Atlassian	Jfrog	Splunk
Autodesk	MongoDB	The Trade Desk
Bill.com Holdings	Okta	Twilio
DocuSign	Shopify	Veeva
Dropbox	Slack Technologies	Zoom Video Communications

Market comparisons are determined by use of compensation data obtained from publicly available proxy statements and proprietary survey data from Radford using industry and revenue cuts comparable to ours. While we do not establish compensation levels solely based on a review of competitive data, we believe market data is a meaningful input to our compensation policies and practices in order to attract and retain qualified executive officers. When making its compensation decisions, the Compensation Committee also considers a number of other factors, including company performance, each executive’s impact and criticality to our strategy and mission, relative scope of responsibility and potential, individual performance and demonstrated leadership, and internal pay equity considerations.
FACTORS USED IN DETERMINING EXECUTIVE COMPENSATION
Our Compensation Committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the factors listed below.

40 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
kCompany performance and existing and anticipated business needs
kEach named executive officer’s individual performance, scope of job function and the critical skill set of the named executive officer to the company’s future performance
kThe need to attract new talent to our executive team and retain existing talent in a highly competitive industry and in a highly specialized field, RT3D.
kA range of market data reference points, as described above under “Use of Competitive Market Compensation Data”.
kThe role of appropriate succession planning for key positions.

41 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
2021 EXECUTIVE COMPENSATION PROGRAM
Base Salary
In March 2021, the Compensation Committee reviewed the base salaries of our executive officers, including the named executive officers. Salary increases are shown below. Because Messrs. Visoso and Whitten were hired in 2021 and Ms. Jabal exited the Company in 2021, no salary increases were provided for them.

Executive	Base Salary ($)	Percentage Increase in Base Salary from 2020 Base Salary (%)

John Riccitiello	380,000	5.6
Luis Visoso	350,000	—
Kim Jabal	335,000	—
Marc Whitten	350,000	—
Ingrid Lestiyo*	375,000	8.7
Ralph Hauwert	340,000	4.6
Clive Downie	340,000	5.8
*Salary increases were intended to reflect the relative impact of roles and the incumbents’ demonstrated contributions. Ms. Lestiyo received a larger than average base salary increase due to her significant contributions in the Unity Operate organization in 2020.

Cash Incentive Bonus Plan
On August 14th, 2020, the Compensation Committee approved the adoption of a Cash Incentive Bonus Plan for our executive officers and other eligible employees. Each participant is eligible to receive cash bonuses based on the achievement of certain performance goals, as determined in the sole discretion of the compensation committee of our Board. Each participant’s target award may be a percentage of a participant’s annual base salary as of the beginning or end of a performance period or a fixed dollar amount. With respect to 2021, the CEO target bonus was equivalent to 100% of base salary at the end of 2021, while all other Named Executive Officers’ target bonus was equivalent to 75% of base salary at the end of 2021. Corporate bonuses were tied to predetermined revenue growth goals, with non-GAAP operating income as a gating factor. To be eligible to earn a bonus under the Cash Incentive Bonus Plan, a participant must be employed by us on the date the bonus is paid. We review the practices of our peer group and the broader technology market on an annual basis to ensure that target cash compensation (i.e., base salary and cash bonus) remains competitive.
Our Cash Incentive Bonus Plan is based 50% on corporate performance and 50% on individual performance. Corporate performance is based on two metrics: net revenue growth and non-GAAP operating income as a gating factor1. Non-GAAP operating income is only a gating factor, so no payout would have been made if achievement fell below the minimum threshold, regardless of revenue achievement. If the non-GAAP operating income minimum is met (but below the target level) and the net revenue minimum is met or exceeded, the company performance payout is 25%. Once the non-GAAP operating income target is met, the company performance payout is determined by the net revenue achievement level. Note that in 2021 we had shifted from post-bonus EBITDA to non-GAAP operating income since we believe it is a better ongoing measure of profitability. We have chosen these corporate metrics since they balance both top-line and bottom-line performance. Assuming the gating requirement is met, the company payout percent can range from 25% to 200%. Achievement between levels is interpolated on a straight-line basis. The company performance factor with respect to 2021 performance was 183.2% reflecting a strong year.
1 Net Revenue Growth is the year-over-year percent increase in net revenue. Non-GAAP Operating Income is a non-GAAP financial measure, which represents GAAP income (loss) from operations, excluding stock-based compensation expense and related payroll taxes, expenses related to charitable donations of common stock and acquisition-related expenses.

42 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
Individual performance is based on executive and business unit achievement against goals and how they reflect company culture and values. Target level performance would result in an individual performance factor of 100%, and performance that exceeds target results in an individual performance factor of 160%. Partial or poor performance would have resulted in individual performance factors of 30% and 0% respectively.

Actual amounts paid under the Cash Incentive Bonus Plan were calculated by multiplying each named executive officer’s target bonus (which is reflected as a percentage of base salary) by the weighted average combined achievement factor, which is based 50% on the company performance factor and 50% on the individual performance factor.

CASH INCENTIVE BONUS PLAN - RANGES

Achievement Levels	Net Revenue $ (YoY %)	Non-GAAP Operating Income	Company Performance Factor (%)

Minimum	950M (+23%)	$(129)M	25%
Target	$1,052M (+36%)	$(84)M	100%
Maximum	$1,122M (+45%)	>$(84)M	200%
2021 Actual	$1,111M (+44%)	$(51)M	183.2%
In determining the payouts for the individual performance factor, the Compensation Committee considered the following:
kMr. Riccitiello’s strong leadership and corporate performance in our first full year as a public company;
kMr. Visoso’s exceptional leadership and guidance in his first year at Unity, including playing a leading role in our acquisition of tools and technologies from Weta Digital Limited, our convertible note offering, improving our cost structure, and developing our long-term vision;
kMs. Lestiyo’s strong growth and performance within the Unity Operate business despite anticipated market challenges including delivering strong top-line and gross margins, growing our Operate customer base, and leading our succession and development plans for the Operate business;
kMr. Whitten’s strong growth and performance within our Create business including leading multiple major acquisitions, building a strong foundation for executing against our business strategy, and delivering strong growth;
kMr. Downie’s strong growth and performance within our Consumer division including marketing leadership, creation of consumer roadmap and the securing of M&A important to the Consumer division; and
kMr. Hauwert’s ongoing performance and thought-leadership including leading high-quality releases and deliveries and strengthening our organization structure for operational excellence.

43 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
Cash Incentive Bonus Plan - Target and Actual Bonus Earned

Executive	Target (%)	Target ($)	Combined Achievement (%)	Actual Earned ($)

John Riccitiello	100%	$380,000	171.6%	$621,568
Luis Visoso	75%	$262,500	171.6%	$334,444
Marc Whitten	75%	$262,500	171.6%	$386,276
Ingrid Lestiyo	75%	$281,250	171.6%	$476,384
Ralph Hauwert	75%	$255,000	141.6%	$358,505
Clive Downie	75%	$255,000	141.6%	$357,880
Equity Awards
Equity design and competitive market practices are reviewed annually. We look at competitive equity values among our executive peer group and the broader technology market to arrive at target equity levels. We grant equity compensation to our executive officers in the form of restricted stock units (“RSUs”) and stock options. For grants made in 2021, for our executive officers, 50% of the total intended equity grant value is delivered in the form of RSUs and 50% of the total intended equity grant value is delivered in the form of stock options. The Compensation Committee believes that equity compensation remains a key tool in serving to align the interests of our executive officers and our stockholders over the long-term. RSUs and stock options have longer vesting than cash compensation allowing these awards to serve as an effective retention tool for our executive officers.
The annual equity grants to our named executive officers are evaluated, established, and recommended for approval by the Compensation Committee to our full Board of Directors, which ultimately makes the grants. The Compensation Committee evaluates the grants in the context of each named executive officer’s total compensation and takes into account the market data provided by compensation consultants in addition to the individual officer’s responsibilities and performance. The Compensation Committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants and any particular individual circumstances. Annual equity grants made to executives typically take place in the first quarter of our fiscal year.
In March 2021, the Compensation Committee recommended for approval to the Board, and the full board approved the following stock option grants to our named executive officers, other than Messrs. Visoso and Whitten who received initial option grants in connection with the commencement of their employment with us, and Ms. Jabal, who had was no longer employed by us. Except as described below, each of the options vest 30%, 30%, and 40% in November 2022, November 2023, and November 2024, respectively, and had an exercise price of $102.80.

Executive	Stock Option Grant (# shares)
John Riccitiello(1)	159,862
Luis Visoso(2)	100,000
Marc Whitten(3)	100,000
Ingrid Lestiyo	76,857
Ralph Hauwert	55,337
Clive Downie	55,337
1.One-third of the total shares subject to the award vest on each of November 25, 2023, November 25, 2024 and November 25, 2025.
2.Mr. Visoso commenced employment with us in April 2021 and received an initial grant of 100,000 options with an exercise price of $100.60. These options vest at a rate of 50% on the third anniversary of his start date and 50% on the fourth anniversary of his start date.
3.Mr. Whitten commenced employment with us on February 22, 2021 and received an initial grant of 100,000 options with an exercise price of $108.10. These options vest 25% after the one-year anniversary of his start date, and 1/48th monthly thereafter for three years.

44 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
In March 2021, the Compensation Committee approved the following RSU grants to our named executive officers, other than Messrs. Visoso and Whitten who received initial RSU grants in connection with the commencement of their employment with us, and Ms. Jabal, who was no longer employed by us. Except as described below, each of the RSUs vest 30%, 30% and 40% in November 2022, November 2023, and November 2024, respectively:

Executive	RSU Grant (# shares)
John Riccitiello(1)	53,288
Luis Visoso(2)	350,000
Marc Whitten(3)	250,000
Ingrid Lestiyo	25,619
Ralph Hauwert	18,446
Clive Downie	18,446
1.One-third of the total shares subject to the award vest on each of November 25, 2023, November 25, 2024 and November 25, 2025.
2.In connection with his hire, Mr. Visoso received an initial grant of 300,000 RSUs, which vest 25% after the one-year anniversary of his start date, and 6.25% monthly thereafter for three years.
3.In connection with his hire, Mr. Whitten received an initial grant of 250,000 RSUs. These RSUs vested 12.5% on August 25, 2021 and 12.5% on February 25, 2022, and will vest 6.25% on a quarterly-basis thereafter for three years.

45 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Tax and Accounting Implications
Under FASB: Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the amount that we may deduct from our U.S. federal taxable income for compensation paid to persons who are “covered employees” to $1 million per covered employee, per year. The Tax Act, enacted in December 2017, made certain changes to Section 162(m). Under the prior law, compensation that qualified as “performance-based compensation” under Section 162(m) was an exception to this limitation. Pursuant to the Tax Act, this exception for “performance-based compensation” was repealed with respect to taxable years beginning after December 31, 2017, except for certain transition relief for remuneration provided pursuant to a written, binding contract that was in effect on November 2, 2017.
As a result, compensation paid to our covered employees in excess of $1 million per year generally will not be deductible unless, among other requirements, it qualifies for the transition relief provided by the Act. Because of uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that any compensation paid by us will be deductible.
Clawbacks
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a clawback policy that complies with the Dodd-Frank Wall Street Reform and Consumer Protection Act when and to the extent that the requirements of such clawbacks are finalized by the SEC.
Anti-Hedging and Anti-Pledging Policies
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of the our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts.

46 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT(1)
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Compensation Committee Members
kEgon Durban
kBarry Schuler
kKeisha Smith-Jeremie
1.The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC, and is not deemed to be incorporated by reference in any filing of Unity Software Inc. under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

47 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table shows for the years ended December 31, 2021, December 31, 2020, and December 31, 2019 compensation awarded to or paid to, or earned by, the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)

John Riccitiello President and Chief Executive Officer	2021	376,682	—	5,478,006	6,025,215	621,568	—	12,501,471
	2020	360,014	—	11,252,500	9,905,019	484,200	—	22,001,733
	2019	360,000	—	—	7,834,553	255,452	—	8,450,005
Luis Visoso Senior Vice President and Chief Financial Officer(3)	2021	260,041	2,000,000(4)	35,210,000	3,765,720	334,444	10,402	41,580,607
Kimberly Jabal Former Senior Vice President and Chief Financial Officer(5)	2021	164,284	—	662,906	11,959,124	—	299,696	13,086,010
	2020	335,013	—	552,188	1,104,375	251,250	—	1,907,813
	2019	278,103	—	—	4,814,539	125,143	11,124	5,228,909
Marc Whitten(6) Senior Vice President and General Manager, Unity Create Solutions	2021	298,409	—	27,025,000	3,963,320	386,276	5,250	31,678,255
Ingrid Lestiyo Senior Vice President and General Manager, Unity Operate Solutions	2021	370,014	—	2,633,633	2,896,748	476,384	17,471	6,394,250
	2020	345,014	—	1,718,750	1,325,344	348,019	12,875	3,750,002
	2019	337,726	—	—	2,246,785	211,079	11,200	2,806,790
Ralph Hauwert Senior Vice President, Research and Development	2021	337,515	—	1,896,249	2,085,657	358,505	—	4,677,926
	2020	319,425	—	2,406,250	1,855,481	287,262	1,200	4,869,618
	2019	288,024	—	—	1,123,392	86,407	—	1,497,823
Clive Downie(7) Senior Vice President and General Manager, Consumer	2021	336,908	—	1,896,249	2,085,657	357,880	—	4,676,694
1.The amounts disclosed for the named executive officers other than Ms. Jabal represent the aggregate grant date fair value of the RSUs and stock options granted to our named executive officers during the relevant years under our 2020 Plan or 2019 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in the Stock Awards and Option Awards columns are set forth in Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 22, 2022. Amounts reported in the Stock Awards and Option Awards columns reflect the incremental fair value computed in accordance with ASC Topic 718 associated with (i) the acceleration of certain of Ms. Jabal’s RSU awards and (ii) the

48 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
acceleration of, and extension of the post-termination exercise periods for, certain of her option awards. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the vesting of the restricted stock units or stock options, the exercise of the stock options, or the sale of any common stock acquired under such restricted stock units or stock options.
2.The amounts reported for 2021 consist of 401(k) employer contributions and, with respect to Ms. Jabal, a $293,125 lump-sum cash severance payment paid to Ms. Jabal in connection with her departure from Unity.
3.Mr. Visoso has served as our Senior Vice President and Chief Financial Officer since April 2021. Prior to that, he served as a member of our Board of Directors from September 2020 to April 2021. Mr. Visoso did not receive compensation as a director during 2021.
4.Represents a sign-on bonus paid to Mr. Visoso in connection with his appointment as our Chief Financial Officer.
5.Ms. Jabal ceased serving as our Chief Financial Officer in March 2021.
6.Mr. Whitten has served as our Senior Vice President and General Manager, Unity Create Solutions since February 2021.
7.Because Mr. Downie was not a named executive officer in 2020 or 2019, SEC rules do not require his compensation for those years to be reported.

49 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2021
The following table shows for the year ended December 31, 2021, certain information regarding grants of plan-based awards to the named executive officers.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)

John Riccitiello	Annual Stock Option	3/3/21	3/3/21	—	—	—	—	159,862	102.80	6,025,215
	Annual RSU	3/3/21	3/3/21	—	—	—	53,288	—	—	5,478,006
	Cash Incentive Bonus			47,500	380,000	760,000	—	—	—	—
Luis Visoso	Initial Stock Option	4/5/21	3/15/21	—	—	—	—	100,000	100.60	3,765,720
	Initial RSU	4/5/21	3/15/21	—	—	—	350,000	—	—	35,210,000
	Cash Incentive Bonus			32,813	262,500	525,000	—	—	—	—
Kimberly Jabal(2)	Modified RSU	3/24/21	3/24/21	—	—	—	9,375	—	—	662,906
	Modified option	3/24/21	3/24/21	—	—	—	—	448,293	8.95	10,684,028
	Modified option	3/24/21	3/24/21	—	—	—	—	18,750	17.67	1,275,097
Clive Downie	Annual Stock Option	3/3/21	3/3/21	—	—	—	—	55,337	102.80	2,085,657
	Annual RSU	3/3/21	3/3/21	—	—	—	18,446	—	—	1,896,249
	Cash Incentive Bonus			31,875	255,000	510,000	—	—	—	—
Ralph Hauwert	Annual Stock Option	3/3/21	3/3/21	—	—	—	—	55,337	102.80	2,085,657

50 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)

	Annual RSU	3/3/21	3/3/21	—	—	—	18,446	—	—	1,896,249
	Cash Incentive Bonus			31,875	255,000	510,000	—	—	—	—
Ingrid Lestiyo	Annual Stock Option	3/3/21	3/3/21	—	—	—	—	76,857	102.80	2,896,748
	Annual RSU	3/3/21	3/3/21	—	—	—	25,619	—	—	2,633,633
	Cash IncentiveBonus			35,156	281,250	562,500	—	—	—	—
Marc Whitten	Initial Stock Option	3/2/21	3/2/21	—	—	—	—	100,000	108.10	3,963,320
	Initial RSU	3/2/21	3/2/21	—	—	—	250,000	—	—	27,025,000
	Cash Incentive Bonus			32,813	262,500	525,000	—	—	—	—
1.These columns set forth the threshold, target, and maximum annual cash bonus amounts that could be earned by each named executive officer for 2021 under the Cash Incentive Bonus Plan. The target annual cash bonus opportunities set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Target” column were set as a percentage of each named executive officer’s base salary earned for 2021, the threshold annual cash bonus opportunities set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Threshold” represent amounts that the named executive officers would have received if the company performance factor was achieved at minimum and individual performance factors were achieved at 0%. and the maximum annual cash bonuses opportunities set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Maximum” column represent 200% of the target cash bonus opportunities. The dollar value of the actual bonus award earned for 2021 for each named executive officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent either additional or actual compensation earned by the named executive officers for 2021. For a description of the Cash Incentive Bonus Plan, see “Compensation Discussion and Analysis—2021 Executive Compensation Program—Cash Incentive Bonus Plan” above.
2.Ms. Jabal ceased serving as our Chief Financial Officer in March 2021. Amounts reported in the table above reflect incremental fair value computed in accordance with ASC Topic 718 associated with (i) the acceleration of certain of her RSU awards and (ii) the acceleration of, and extension of the post-termination exercise periods for, certain of her option awards. The exercise prices of Ms. Jabal’s Option Awards were $8.95 and $17.67, respectively.

51 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS
We have entered into offer letters with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us. The offer letters generally provide for at-will employment and set forth the named executive officer’s initial base salary and target annual bonus opportunity, along with the grant of an initial new hire equity award, and, in the case of Mr. Riccitiello, severance payments and benefits payable on certain qualifying terminations of employment or, in the case of Messrs. Whitten, Downie, and Hauwert, and Ms. Lestiyo, participation in the Senior Executive Severance Plan (the “Senior Executive Plan”). Ms. Jabal participated, and Mr. Visoso participates, in our G&A Executive Severance Plan (the “G&A Executive Plan”, and together with the Senior Executive Plan, the “Senior Executive Plans”). Each of our named executive officers has executed our standard proprietary information and inventions agreement.
John Riccitiello
In October 2014, we entered into an offer letter agreement with Mr. Riccitiello, our President and Chief Executive Officer. The offer letter originally provided for an annual base salary of $300,000 and an annual cash bonus with a target amount of $100,000 both of which have been increased from time to time by our Board. As of December 31, 2021, Mr. Riccitiello’s base salary and target bonus were $380,000 and 100% of base salary, respectively. His target annual bonus is based upon the achievement of performance metrics established by our Board and subject to the terms of any bonus plans. If Mr. Riccitiello is terminated without cause or he resigns due to a Constructive Termination (as defined in his offer letter) that is not in connection with a change in control (as that term is defined in his offer letter), then he will be entitled to (i) accrued compensation, (ii) a lump sum payment equal to 12 months of his then current base salary and (iii) up to 12 months of health continuation coverage in the form of COBRA premiums or a taxable lump sum. If Mr. Riccitiello is terminated without cause or he resigns due to a Constructive Termination (as defined in his offer letter) following a change in control, he will be entitled to the benefits described above, except that 100% of the then-unvested portion of any outstanding equity awards will vest and he will also be entitled to 100% of his then target bonus amount. In the event of a Change in Control where Mr. Riccitiello is not terminated, but his equity awards are not assumed, continued or substituted for, then any then-outstanding equity award will accelerate in full immediately prior to the Change in Control. The receipt of any severance benefits due under his offer letter, other than accrued compensation, is subject to Mr. Riccitiello’s execution and delivery of a general release of claims. The offer letter provided for an initial four-year term, with automatic renewal for one-year terms thereafter unless either party provides 90 days’ notice prior to the expiration of the term. See the section titled “Certain Relationships and Related Party Transactions—CEO Loan” for additional information regarding our agreements with Mr. Riccitiello.
Luis Visoso
In March 2021, we entered into an offer letter agreement with Mr. Visoso to serve as our Senior Vice President & Chief Financial Officer. The offer letter provides for a base salary of $350,000 and an annual cash bonus target of 75% of base salary, as well as a sign on bonus of $2,000,000. The offer letter also provided for initial equity awards of 300,000 RSUs and 100,000 stock options. The offer letter has no specific term, provides for at-will employment, and provides that Mr. Visoso is eligible for severance benefits under the terms of our G&A Executive Plan, the terms of which are described below.
Kimberly Jabal
In August 2020, we entered into a confirmatory offer letter with Ms. Jabal, our former Senior Vice President and Chief Financial Officer. The confirmatory offer letter had no specific term, provided for at-will employment, and reflected Ms. Jabal’s current annual base salary of $335,000 and target bonus opportunity per year of 75% of her earned annual salary. The confirmatory offer letter also provided that Ms. Jabal was eligible for severance benefits under the terms of our G&A Executive Plan.
In March 2021, in connection with Ms. Jabal’s departure from Unity, we entered into a separation agreement, pursuant to which she served as an advisor during her transition from her position as our Senior Vice President and Chief Financial Officer on April 2, 2021 through her departure. These severance benefits were provided in lieu of those she was eligible

52 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
to receive under the terms of our G&A Executive Severance Plan. See “Potential Payments Upon Termination or Change in Control.”
Clive Downie
In July 2020, we entered into a confirmatory letter with Mr. Downie to serve as Chief Marketing Officer. The confirmatory offer letter has no specific term, provides for at-will employment, and provides that Mr. Downie is eligible for severance benefits under the terms of our Senior Executive Plan, the terms of which are described below. In February 2021, Mr. Downie’s title was changed to Senior Vice President & General Manager, Consumer. As of December 31, 2021, Mr. Downie’s annual base salary was $340,000, and he was eligible to receive a discretionary bonus with a target of 75% of earned salary during the 2021 fiscal year that was based on a combination of individual and corporate factors.

Ralph Hauwert
In August 2020, we entered into a confirmatory offer letter with Mr. Hauwert. The confirmatory offer letter has no specific term, provides for at-will employment, and provides that Mr. Hauwert is eligible for severance benefits under the terms of our Senior Executive Plan, the terms of which are described below. As of December 31, 2021, Mr. Hauwert’s annual base salary was $340,000 and he was eligible to receive a discretionary bonus of up to 75% of earned salary during the 2021 fiscal year that was based on a combination of individual and corporate factors.
Ingrid Lestiyo
In August 2020, we entered into a confirmatory offer letter with Ms. Lestiyo. The confirmatory offer letter has no specific term, provides for at-will employment, and provides that Ms. Lestiyo is eligible for severance benefits under the terms of our Senior Executive Plan, the terms of which are described below. As of December 31, 2021, Ms. Lestiyo’s annual base salary was $375,000 and she was eligible to receive a discretionary bonus of up to 75% of earned salary during the 2021 fiscal year that was based on a combination of individual and corporate factors.
Marc Whitten
In February 2021, we entered into an offer letter agreement with Marc Whitten to serve as our Senior Vice President and General Manager, Unity Create Solutions. The offer letter provided for a base salary of $350,000 and an annual cash bonus target of 75% of base salary. The offer letter also provided for initial equity awards of 250,000 RSUs and 100,000 stock options. The offer letter also provided for at-will employment and eligibility for severance benefits under the terms of our Senior Executive Plan, the terms of which are provided below.
Executive Severance Agreements and Change in Control Benefits
Each of Ms. Lestiyo and Messrs. Downie, Hauwert and Whitten are a participant in the Company’s Senior Executive Plan. Mr. Visoso participates in the Company’s G&A Executive Plan. The Executive Severance Plans provide for severance payments and benefits, or severance benefits, in lieu of any severance benefits provided in an employment agreement, offer letter or equity award agreement, on certain qualifying terminations at any time and in connection with a “change in control.”
Our Executive Severance Plans provide that in the event of a termination for any reason, participants will receive any earned but unpaid salary, unpaid expense reimbursements, accrued but unused vacation or leave entitlement, and any vested benefits under any of our employee benefit plans. In the event of a Qualified Termination Event (as defined in the Executive Severance Plans), which is generally a termination other than for cause (as defined in the Executive Severance Plans), death or disability, or a resignation for good reason, at any time other than the period beginning three months prior to a change in control (as defined in our 2019 Stock Plan) and ending on the one-year anniversary of a change in control (the “CIC Period”), participants that have been employed for at least one year are entitled to the following benefits subject to execution of a separation agreement and release of claims: (i) six months of base salary, (ii) the participant’s annual target bonus in effect immediately prior to termination, prorated for the days of service provided in the year of termination, and (iii) a lump sum cash payment equal to the monthly employer contribution that would have been made to provide health insurance to the participant for six months following the date of termination.

53 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
In the event of a Qualified Termination Event (as defined in the Executive Severance Plans) during a CIC Period, participants that have been employed for at least one year are entitled to the following benefits, subject to execution of a separation agreement and release of claims: (i) 12 months of base salary, (ii) the participant’s annual target bonus in effect immediately prior to termination or, if higher, immediately prior to the change in control, (iii) a lump sum cash payment equal to the monthly employer contribution that would have been made to provide health insurance to the participant for 12 months following the date of termination; and (iv) acceleration of 100% of the then-unvested portion of any option or other equity award as of the later of the date of termination or the change in control. Please refer to the section “Potential Payments Upon Termination or Change in Control” for additional details.
Other Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. All our employees, including our named executive officers, are eligible to participate in our 401(k) plan, as discussed in the section below entitled "Description of Compensation Arrangements - 401(k) Plan." We do not generally provide other retirement benefits or other perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers.
Employee 401(k) Plan
U.S. full-time employees qualify for participation in our 401(k) plan, which is intended to qualify as a tax-qualified defined contribution plan under the Code. Our 401(k) plan provides for a safe harbor employer matching contribution equal to 100% of the first three percent of eligible compensation and 50% of the next two percent of eligible compensation contributed to the plan by an employee.

54 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT 2021 YEAR-END
The following table shows for the year ended December 31, 2021, certain information regarding outstanding equity awards at year end for the named executive officers.

	Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price Per Share ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)

John Riccitiello	03/28/2017(4)	3,790,001	—	4.03	03/27/2027	—	—
	04/07/2019(5)	605,000	605,000	11.28	04/06/2029	—	—
	06/04/2020(6)	—	875,000	19.62	06/03/2030	—	—
	06/04/2020(7)	—	—	—	—	437,500	62,558,125
	03/03/2021(8)	—	159,862	102.80	03/02/2031	—	—
	03/03/2021(8)	—	—	—	—	53,288	7,619,651
Luis Visoso	04/05/2021(9)	—	100,000	100.60	04/04/2031	—	—
	04/05/2021(10)	—	—	—	—	300,000	42,897,000
Kimberly Jabal		—	—	—	—	—	—
Clive Downie	05/05/2015(4)	483,293	—	1.425	05/04/2025	—	—
	03/28/2017(4)	100,000	—	4.03	03/27/2027	—	—
	03/13/2019(11)	100,000	100,000	8.95	03/12/2029	—	—
	03/06/2020(12)	30,000	70,000	17.67	03/05/2030	—	—
	03/06/2020(12)	—	—	—	—	35,000	5,004,650
	03/03/2021(13)	—	55,337	102.80	03/02/2031
	03/03/2021(13)	—	—	—	—	18,446	2,637,594
Ralph Hauwert	08/17/2015(4)	13,166	—	1.71	08/16/2025	—	—
	03/28/2017(4)	142,186	—	4.03	03/27/2027	—	—
	03/13/2019(14)	75,000	100,000	8.95	03/12/2029	—	—
	03/06/2020(12)	65,625	153,125	17.67	03/05/2030	—	—
	03/06/2020(12)	—	—	—	—	76,562	10,947,600
	03/03/2021(13)	—	55,337	102.80	03/02/2031	—	—
	03/03/2021(13)	—	—	—	—	18,446	2,637,594
Ingrid Lestiyo	09/28/2016(4)	77,860	—	3.69	09/27/2026	—	—
	03/28/2017(4)	104,063	—	4.03	03/27/2027	—	—
	09/12/2018(15)	37,032	9,375	7.34	09/11/2028	—	—
	03/13/2019(16)	100,000	200,000	8.95	03/12/2029	—	—
	03/06/2020(12)	46,875	109,375	17.67	03/05/2030	—	—
	03/06/2020(12)	—	—	—		54,687	7,819,694
	03/03/2021(13)	—	76,857	102.80	03/02/2031	—	—
	03/03/2021(13)	—	—	—	—	25,619	3,663,261
Marc Whitten	03/02/2021(17)	—	100,000	108.10	03/01/2031	—	—
	03/02/2021(18)	—	—	—	—	218,750	31,279,063

55 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
1.All of the option awards were granted under the 2009 Plan, 2019 Plan or 2020 Plan and are subject to acceleration of vesting upon certain events.
2.All RSUs were granted under the 2019 Plan or the 2020 Plan.
3.Calculated using as the closing price of our common stock on December 31, 2021 ($142.99).
4.Fully vested.
5.Twenty-five percent of the total shares subject to the award vested on each of December 31, 2020, December 31, 2021, and 25% of the total shares subject to the award vest on each of December 31, 2022 and December 31, 2023, subject to continued service through each vesting date.
6.Twenty percent of the total shares subject to the award vest on each of March 31, 2022 and March 31, 2023, and 30% vest on each of March 31, 2024 and March 31, 2025, subject to continued service through each vesting date.
7.Twenty percent of the total shares subject to the award vest on each of May 25, 2022 and May 25, 2023 and 30% vest on each of May 25, 2024 and May 25, 2025, subject to continued service through each vesting date.
8.One-third of the total shares subject to the award vest on each of November 25, 2023, November 25, 2024 and November 25, 2025, subject to continued service through each vesting date.
9.Fifty percent of the total shares subject to the award vest on April 5, 2024 and 50% vest on April 5, 2025, subject to continued service through each vesting date.
10.Twenty-five percent of the total shares subject to the award vest on the first quarterly installment date following April 5, 2022 and an additional 6.25% vest on a quarterly basis on the quarterly installment dates thereafter, subject to continued service through each vesting date.
11.Twelve percent of the total shares subject to the award vested on each of December 31, 2020 and December 31, 2021, and 25% vest on December 31, 2022 and December 31, 2023, subject to continued service through each vesting date.
12.Thirty percent of the total shares subject to the award vested on November 25, 2021, 30% vest on November 25, 2022 and 40% vest on November 25, 2023, subject to continued service through each vesting date.
13.Thirty percent of the total shares subject to the award vest on each of November 25, 2022 and November 25, 2023 and 40% of the shares vest on November 25, 2024, subject to continued service through each vesting date.
14.Approximately 14% of the total shares subject to the award vested on December 31, 2020, 29% vested on December 31, 2021, 43% vest on December 31, 2022, and 14% vest on December 31, 2023, subject to continued service through each vesting date.
15.The shares subject to the award vest in 48 equal monthly installments beginning on the one-month anniversary of September 12, 2018, subject to continued service through each applicable vesting date.
16.Approximately 14% of the total shares subject to the award vested on December 31, 2020, approximately 28.5% vested on December 31, 2021, and approximately 28.5% vest on each of December 31, 2022 and December 31, 2023, subject to continued service through each vesting date.
17.Twenty-five percent of the total shares subject to the award vested on February 22, 2022 and an additional 1/48th of the shares vest each month thereafter over the remaining 3 years, subject to continued service through each vesting date.
18.Twelve and a half percent of the total shares subject to the award vested on August 25, 2021, 12.5% vested on February 25, 2022 and an additional 6.25% vest on a quarterly basis thereafter, subject to continued service through each vesting date.

56 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
OPTIONS EXERCISED AND STOCK VESTED IN 2021
The following table shows for the year ended December 31, 2021, certain information regarding option exercises and stock vested for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

John Riccitiello	—	—	—	—
Luis Visoso	—	—	52,314	5,005,929
Kimberly Jabal	501,489	43,348,487	9,375	893,250
Clive Downie	413,333	51,497,242	15,000	2,698,350
Ralph Hauwert	106,084	13,162,218	32,813	5,902,731
Ingrid Lestiyo	90,000	13,625,773	23,438	4,216,262
Marc Whitten	—	—	31,250	3,894,375
1.The value realized on exercise is based on the difference between the closing market price of our common stock on the date of exercise and the applicable exercise price of those options multiplied by the number of shares acquired on exercise, and does not represent the actual amounts received by our named executive officers as a result of the option exercises.
2.The value realized on vesting is based on the number of shares of our common stock underlying the RSU awards that vested multiplied by the closing market price of our common stock on the vesting date, and does not represent the actual amounts received by our named executive officers as a result of the RSU awards vesting.
PENSION BENEFITS
Other than with respect to our 401(k) plan, our U.S. employees, including our named executive officers, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.
NONQUALIFIED DEFERRED COMPENSATION
During 2021, our U.S. employees, including our named executive officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Each of our named executive officers, other than Ms. Jabal, is eligible for severance benefits pursuant to, in the case of Mr. Riccitiello, his employee offer letter as further described above under “—Agreements with our Named Executive Officers,” and in the case of the other named executive officers, the applicable Executive Severance Plan, as defined and further described above under “—Executive Severance Agreements and Change in Control Benefits.” In addition, each of our named executive officers hold equity awards that are subject to the terms of the equity incentive plan and award agreement thereunder under which such awards were granted. The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers serving as of the end of the year ending December 31, 2021. Other than Ms. Jabal, for whom actual severance benefits are disclosed under “—Separation Agreement with Kimberly Jabal” below, the payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of the year ending December 31, 2021 using the closing market price of our common stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

57 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION

	Qualified Termination Event in Connection with a Change in Control(1)				Qualified Termination Event Not in Connection with a Change in Control(1)				Death or Disability of NEO ($)(2)

Name	Cash Severance ($)(3)	Employer Paid Contributions to Health Insurance ($)(4)	Equity Acceleration ($)(5)	Total ($)	Cash Severance ($)(6)	Employer Paid Contributions to Health Insurance ($)(7)	Equity Acceleration ($)	Total ($)	Equity Acceleration ($)

John Riccitiello(8)	738,901	8,117	264,235,930	264,982,948	376,682	8,117	—	384,799	264,235,930
Luis Visoso	454,938	14,533	47,136,000	47,605,471	324,918	7,266	—	332,184	23,568,000
Clive Downie	589,648	16,777	32,042,638	32,649,063	421,194	8,389	—	429,583	32,042,638
Ralph Hauwert	590,697	22,664	48,402,813	49,016,174	421,939	11,332	—	433,271	48,402,813
Ingrid Lestiyo	647,627	21,160	56,358,432	57,027,219	462,620	10,580	—	473,200	56,358,432
Marc Whitten	523,512	18,532	34,768,063	35,310,107	374,307	9,266	—	383,573	17,384,031
1.For Mr. Riccitiello, a “Qualified Termination Event” includes a termination other than for Cause (as defined in Mr. Riccitiello’s offer letter) or a Constructive Termination (as defined in the offer letter). For the other named executive officers, a “Qualified Termination Event” is generally a termination other than for cause (as defined in the Senior Executive Plan), death or disability, or a resignation for good reason. Such event that occurs within three months prior or the twelve months following a change in control is considered occurring “in connection with” such change in control for purposes of each of the named executive officer’s severance benefits listed above.
2.These benefits represent full equity acceleration of all unvested equity awards upon death or disability of a named executive officer who has provided service to the Company for 1 year, or 50% acceleration if less than 1 year, pursuant to the terms of the RSU agreements provided to named executive officers under the 2020 Plan.
3.For Mr. Riccitiello, these benefits represent (i) earned but unused vacation or paid time off and (ii) a lump-sum payment equal to 12 months of Mr. Riccitiello’s then-current base salary and 100% of Mr. Riccitiello’s then-current target bonus. For the other named executive officers, these benefits represent (i) twelve months of base salary, and (ii) the participant’s annual target bonus in effect immediately prior to termination, or, if higher, immediately prior to the change in control.
4.These benefits represent twelve months of COBRA payments for Mr. Riccitiello. For the other named executive officers, these benefits represent twelve months of employer paid contributions to health insurance.
5.Represents accelerated vesting of 100% of the named executive officer’s then-outstanding equity awards. Per SEC rules, the value of accelerated stock options is the aggregate spread between $142.99, the closing price of our common stock on December 31, 2021, and the exercise prices of the accelerated stock options, if less than $142.99, and the value of accelerated RSU awards is calculated by multiplying the number of shares subject to acceleration by $142.99.
6.For Mr. Riccitiello, these benefits represent (i) earned but unused vacation or paid time off and (ii) a lump-sum payment equal to twelve months of Mr. Riccitiello’s then-current base salary. For the other named executive officers, these benefits represent (i) six months of base salary and (ii) the participant’s annual target bonus in effect immediately prior to termination, prorated for the days of service provided in the year of termination.
7.These benefits represent twelve months of COBRA payments for Mr. Riccitiello. For the other named executive officers, these benefits represent six months of employer paid contributions to health insurance.
8.Even if Mr. Riccitiello is not terminated in connection with a Change in Control, if his equity awards are not assumed, continued or substituted for, then any then-outstanding equity awards held by Mr. Riccitiello will accelerate in full immediately prior to the Change in Control.

Separation Agreement with Kimberly Jabal
In March 2021, in connection with Ms. Jabal’s departure from Unity, we entered into a separation agreement, pursuant to which she served as an advisor during her transition from her position as our Senior Vice President and Chief Financial Officer on April 2, 2021 through her departure and provided a release of claims. Pursuant to the separation agreement, we provided Ms. Jabal: a lump sum cash payment of $293,125, which represents the sum of six months of her base salary and 100% of her target bonus for six months of 2021; acceleration of the vesting of her options to purchase our common stock under our 2009 Stock Plan and 2019 Stock Plan, such that Ms. Jabal was deemed vested in an additional 143,750 options as if she had she remained employed through January 5, 2022, a value of $11,877,000, and an extension

58 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
of the post-termination exercise period for the 467,043 vested shares subject to nonqualified options to a period of five years from May 14, 2021; acceleration of 9,375 restricted stock units with a value of $662,906, such that Ms. Jabal was deemed vested in the RSUs as if she had remained employed through January 5, 2022; and monthly employer contributions to provide health insurance to Ms. Jabal and her dependents through November 30, 2021. These severance benefits were provided in lieu of those she was eligible to receive under the terms of our G&A Executive Severance Plan.

59 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
The following table shows for the year ended December 31, 2021 certain information with respect to the compensation of all non-employee directors of the Company.

Director	Stock Awards ($)(1)	Total ($)

Roelof Botha	284,992	284,992
Mary Schmidt Campbell, Ph.D.	259,962	259,962
Egon Durban	259,962	259,962
David Helgason	249,991	249,991
Alyssa Henry	274,917	274,917
Barry Schuler	274,917	274,917
Robynne Sisco	274,917	274,917
Luis Visoso(2)	—	—
Keisha Smith-Jeremie	399,966	399,966
1.The amounts disclosed represent the aggregate grant date fair value of the RSUs granted to our non-employee directors during 2021 under our 2020 Plan, computed in accordance with ASC Topic 718. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the restricted stock units, or the sale of any common stock acquired under such restricted stock units.
2.Mr. Visoso resigned as a member of our Board and our Audit Committee in April 2021, and all unvested RSUs granted to him on September 5, 2020 were terminated. He did not receive compensation as a non-employee director in 2021.
The aggregate number of shares subject to option awards and stock awards held by the directors listed in the table above as of December 31, 2021 was as follows:

Director	Number of Shares Subject to Outstanding Options as of December 31, 2021	Number of Shares Subject to Outstanding RSUs as of December 31, 2021

Roelof Botha	—	2,744
Mary Schmidt Campbell, Ph.D.	—	10,602
Egon Durban	—	2,503
David Helgason	—	2,407
Alyssa Henry	130,000	2,647
Barry Schuler	—	2,647
Robynne Sisco	55,521	2,647
Luis Visoso	(1)	(1)
Keisha Smith-Jeremie	—	3,427
1.For information regarding Mr. Visoso’s outstanding equity awards, please see “—Outstanding Equity Awards as of 2021 Year-End” above.

Non-Employee Director Compensation Policy
In August 2020, we adopted a non-employee director compensation policy (“the Policy”) which became effective in connection with our initial public offering, and which was in effect during all of 2021. Pursuant to this policy, non-employee directors were eligible to receive the compensation described below.

60 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
Annual Grant and Cash Election
At the close of business on the date of our 2021 annual meeting of stockholders, each non-employee director was automatically granted an RSU award covering the number of shares of our common stock equal to (i) $250,000 minus such non-employee director’s Annual Cash Election (as defined below), if any, divided by (ii) the closing sales price per share of our common stock on the date of the applicable annual meeting. Each annual grant will fully vest on the earlier of (i) the first anniversary of the applicable grant date and (ii) the date of the first annual meeting following the applicable grant date, subject to the non-employee director’s continuous service through the vesting date.
Non-employee directors could elect to receive up to $50,000 of the value of the annual grant in the form of a cash payment (any such amount that is elected is referred to as the “Annual Cash Election”).
Committee Retainer Grant
At the close of business on the date of each annual meeting of stockholders, each non-employee director will automatically be granted an RSU award covering the number of shares of our common stock equal to (i) the Total Retainer (as defined below) divided by (ii) the closing sales price per share of our common stock on the date of the applicable annual meeting, rounded down to the nearest whole share. Each retainer grant will fully vest on the earlier of (i) the first anniversary of the applicable grant date and (ii) the date of the first annual meeting following the applicable grant date, subject to the non-employee director’s continuous service through the vesting date.
The “Total Retainer” is the sum of the following retainer fees, as applicable with respect to such non-employee director, measured as of the date of the retainer grant:

Committee Chair:	$25,000
Committee Member:	$10,000
Lead Independent Director:	$25,000
Initial Grant
In addition, under the non-employee director compensation policy each non-employee director elected or appointed to our Board after the completion of our initial public offering will automatically, upon the date of his or her initial election or appointment as a non-employee director (or, if such date is not a business day, the first business day thereafter), be granted an RSU award covering the number of shares of our common stock equal to (i) $400,000 divided by (ii) the closing sales price per share of our common stock on the applicable grant date, rounded down to the nearest whole share. Each initial grant will vest in a series of successive equal quarterly installments over the three-year period measured from the applicable grant date, subject to the non-employee director’s continuous service through each vesting date.
Acceleration upon a Change in Control
The non-employee director compensation policy provides that for each non-employee director who remains in continuous service with us until immediately prior to the closing of a Change in Control (as defined in the 2020 Plan), the shares subject to his or her then-outstanding equity awards that were granted pursuant to the non-employee director compensation policy, as well as any other then-outstanding equity awards then held by such non-employee director, and any Cash Amount elected in lieu of a portion of an annual grant, will become fully vested (and in the case of the Cash Amount, payable) immediately prior to the closing of such Change in Control.
Expenses
We will also continue to reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board and committee meetings.

61 à Unity Software à 2022 Proxy Statement

EXECUTIVE COMPENSATION
Amended and Restated Non-Employee Director Compensation Policy
In December 2021, our non-employee director compensation policy was amended and restated to provide that if a non-employee director’s continuous service terminates because of their death (i) within the first year of continuous service, then 50% of any RSU award held by such non-employee director shall vest and become payable effective as of immediately prior to the effective time of such termination or (ii) on or after the first year of their continuous service, then 100% of any RSU award held by such non-employee director shall vest and become payable effective as of immediately prior to the effective time of such termination. If the non-employee director elected a Retainer Cash Election or Annual Cash Election and their continuous service terminates because of their death (i) within the first year of continuous service, then 50% of the Retainer Cash Election and/or Annual Cash Election, as applicable, shall be paid to their legal representative within ten (10) business days of the effective time of termination or (ii) on or after the first year of their continuous service, then 100% of the Retainer Cash Election and/or Annual Cash Election, as applicable, shall be paid to their legal representative within ten (10) business days of the effective time of termination.
In March 2022, our non-employee director compensation policy was amended and restated to (i) provide that non-employee directors can elect to receive up to 100% of the value of their committee retainer grant in the form of a cash payment (the “Retainer Cash Election”), (ii) reduce the target value of the annual grant from $250,000 to $235,000, and (iii) provide for a new $50,000 annual cash retainer grant for all directors at the close of business on the date of each annual meeting of stockholders, which non-employee directors may elect to receive instead as an RSU award with a target value of $50,000. The annual cash retainer grant (or RSU award elected in lieu thereof, if applicable) will fully vest on the earlier of (1) the first anniversary of the applicable grant date and (2) the date of the first annual meeting of stockholders following the applicable grant date, subject to the non-employee director’s continuous service through the vesting date. These changes were intended to ensure competitiveness and alignment with market practice.

62 à Unity Software à 2022 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
Our Board of Directors adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or, if appropriate, ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.
CERTAIN RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this prospectus, below we describe transactions since January 1, 2021 and each currently proposed transaction in which:
kwe have been or are to be a participant;
kthe amounts involved exceeded or will exceed $120,000; and
kany of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.
INVESTORS’ RIGHTS AGREEMENT
We are party to an amended and restated Investor Rights Agreement (“IRA”), with certain holders of its capital stock, including entities affiliated with Sequoia Capital, DFJ Growth, and Silver Lake, which each hold greater than 5% of our outstanding capital stock or are affiliated with members of the Board. The IRA provides the certain holders of our capital stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

63 à Unity Software à 2022 Proxy Statement

LIMITATIONS OF LIABILITY AND INDEMNIFICATION MATTERS
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law allows a corporation to provide that its directors will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
kany breach of the director’s duty of loyalty to the corporation or its stockholders;
kany act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
kunlawful payments of dividends or unlawful stock repurchases or redemptions; or
kany transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes the us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in connection with any action, proceeding, or investigation. We believe that the amended and restated certificate of incorporation and the amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

64 à Unity Software à 2022 Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Unity Software Inc. Direct your written request to Investor Relations at ir@unity3d.com or call 1-800-579-1639. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

65 à Unity Software à 2022 Proxy Statement

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Nora Go
Assistant Corporate Secretary
Unity Software Inc.
April 20, 2022

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2021 is available without charge upon written request to: Assistant Corporate Secretary, Unity Software Inc., 30 3rd Street, San Francisco, CA 94103.

66 à Unity Software à 2022 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

HOW TO VOTE

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71154-P69544

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITY SOFTWARE INC.

The Board of Directors recommends you vote FOR ALL the following nominees:

	For All	Withhold All	For All Except
1. To elect each of the Board's three nominees for director named in the accompanying proxy statement, to serve as a Class II member of the Board of Directors until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to their earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Egon Durban
02) Barry Schuler
03) Robynne Sisco

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: Your proxy holder will also vote on any other business as may properly come before the meeting or any adjournment thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D71155-P69544

UNITY SOFTWARE INC.
Annual Meeting of Stockholders
June 2, 2022 10:00 AM, Pacific Time
This Proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Luis Visoso and Nora Go, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UNITY SOFTWARE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, Pacific Time on June 2, 2022 at www.virtualshareholdermeeting.com/U2022, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE